Exhibit 4.9

INDENTURE OF TRUST

Dated as of July 1, 1995

From

VILLAGE OF BROKAW, WISCONSIN,

as Grantor

To

M&I FIRST NATIONAL BANK,

West Bend, Wisconsin,

as Trustee

Relating To:

$19,000,000

VILLAGE OF BROKAW, WISCONSIN

VARIABLE RATE DEMAND SEWAGE AND SOLID WASTE REVENUE BONDS,

SERIES 1995 (WAUSAU PAPER MILLS COMPANY PROJECT)

INDEX TO INDENTURE OF TRUST

Page

Parties and Recitals

1

Granting Clauses

2

ARTICLE I

DEFINITIONS AND USE OF PHRASES

One-1

Section 101

Definitions

One-1

Section 102

Use of Phrases; Rules of Construction

One-1

ARTICLE II

GENERAL PROVISIONS RELATING TO THE BONDS

Two-1

Section 201

Creation of Bonds for Issuance

Two-1

Section 202

Parity

Two-1

Section 203

Bonds to be Limited Obligations of Issuer

Two-2

Section 204

Execution of Bonds

Two-2

Section 205

Authentication

Two-2

Section 206

Form of Bonds

Two-2

Section 207

Provision for Registration, Transfer and Exchange of Bonds

Two-3

Section 208

Persons Treated as Owners

Two-5

Section 209

Manner of Payment of Bonds

Two-5

Section 210

Mutilated, Lost, Stolen or Destroyed Bonds

Two-5

Section 211

Designation of Bond Registrar and Paying Agents

Two-6

Section 212

Disposition of Bonds Upon Payment;

Safekeeping of Bonds Surrendered for

Exchange

Two-6

Section 213

Nonpresentment of Bonds

Two-6

Section 214

Delivery of Bonds

Two-7

ARTICLE III

GENERAL PROVISIONS RELATING TO REDEMPTION

OF BONDS PRIOR TO MATURITY

Three-1

Section 301

Limitation of Redemptions Prior to

Maturity

Three-1

Section 302

Notice and Effect of Redemption

Three-1

Section 303

Selection of Bonds for Redemption;

Manner of Effecting Partial Redemptions of Particular Bonds

Three-2

ARTICLE IV

TERMS OF THE BONDS

Four-1

Section 401

Maturity

Four-1

Section 402

Interest on the Bonds

Four-1

Section 403

Optional Redemption of Bonds at Election

of the Borrower

Four-3

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Page

Section 404

Optional Redemption of Bonds Upon

Occurrence of Certain Extraordinary Events

Four-4

Section 405

Mandatory Redemption of Bonds Upon

Determination of Taxability or Expiration of Credit Facility

Four-5

Section 406

Purchase of Bonds Upon Demand

Four-6

Section 407

Mandatory Tender of Bonds for Purchase

Four-6

Section 408

Purchase of Tendered Bonds

Four-7

Section 409

Bond Purchase Account

Four-8

Section 410

Treatment of Untendered Bond Certificates

Four-11

Section 411

Remarketing of Tendered Bonds

Four-11

Section 412

None

Four-12

Section 413

Concerning the Remarketing Agent

Four-12

ARTICLE V

REPRESENTATIONS AND COVENANTS OF ISSUER

Five-1

Section 501

Payment of Principal and Interest

Five-1

Section 502

Performance of Covenants; Authority

Five-1

Section 503

Instruments of Further Assurance

Five-1

Section 504

Inspection of Books

Five-1

Section 505

Rights Under Loan Agreement and Other Documents

Five-1

Section 506

Tax-Exempt Status of Bonds

Five-2

ARTICLE VI

CUSTODY AND APPLICATION OF PROCEEDS OF BONDS

Six-1

Section 601

Application of Proceeds of Bonds

Six-1

Section 602

Cost of Issuance Fund

Six-1

Section 603

Construction Fund

Six-1

Section 604

Surplus Construction Fund

Six-2

ARTICLE VII

REVENUES AND FUNDS

Seven-1

Section 701

Source of Payment

Seven-1

Section 702

Pledged Revenues

Seven-1

Section 703

Bond Fund

Seven-1

Section 704

Redemption Fund

Seven-2

Section 705

Trust Funds Held in Trust

Seven-2

ARTICLE VIII

INVESTMENTS

Eight-1

Section 801

Permitted Investment of Trust Funds

Eight-1

Section 802

Arbitrage

Eight-1

Section 803

Rebate of Certain Arbitrage Profits

Eight-2

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Page

ARTICLE IX

DISCHARGE

Nine-1

Section 901

Discharge

Nine-1

ARTICLE X

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE

AND BONDOWNERS

Ten-1

Section 1001

Defaults; Events of Default

Ten-1

Section 1002

Acceleration

Ten-1

Section 1003

Remedies

Ten-2

Section 1004

Right of Bondowners to Direct Proceedings

Ten-3

Section 1005

Waiver of Certain Rights

Ten-3

Section 1006

Application of Moneys

Ten-3

Section 1007

Remedies Vested in Trustee

Ten-6

Section 1008

Rights and Remedies of Bondowners

Ten-6

Section 1009

Termination of Proceedings

Ten-7

Section 1010

Waivers of Events of Default

Ten-7

Section 1011

Opportunity to Cure Defaults by Issuer

Ten-7

Section 1012

Certain Notices to Borrower

Ten-8

ARTICLE XI

THE TRUSTEE

Eleven-1

Section 1101

Acceptance of Trusts

Eleven-1

Section 1102

Specific Duty of Trustee to File Continuation Statements

Eleven-4

Section 1103

Notice to Bondowners if Default Occurs

Eleven-4

Section 1104

Intervention by Trustee

Eleven-4

Section 1105

Successor Trustee

Eleven-4

Section 1106

Resignation by Trustee

Eleven-5

Section 1107

Removal of Trustee

Eleven-5

Section 1108

Appointment of Successor Trustee by

Bondowners; Temporary Trustee

Eleven-5

Section 1109

Concerning Any Successor Trustee

Eleven-6

Section 1110

Appointment of Co-Trustee

Eleven-6

Section 1111

Acquisition of Conflicting Interests by Trustee

Eleven-8

Section 1112

Requirement of a Corporate Trustee

Eleven-9

Section 1113

Trustee’s Fees

Eleven-9

ARTICLE XII

CONCERNING THE CREDIT FACILITY

Twelve-1

Section 1201

Trustee to Draw on Credit Facility

Twelve-1

Section 1202

Requirements Regarding Credit Facility

and Substitute Credit Facility

Twelve-2

Section 1203

References to Credit Facility Provider

After Expiration or Default of Credit Facility

Twelve-3

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Page

Section 1204

References to Eligible Funds and

Preference Opinion After Expiration

of Credit Facility

Twelve-3

Section 1205

Option of Credit Facility Provider

to Purchase Bonds in Lieu of Redemption

or Upon Acceleration

Twelve-4

Section 1206

Credit Facility Provider Not Responsible

for Construction Disbursements

Twelve-4

Section 1207

Disclaimer of FDIC Insurance

Twelve-4

ARTICLE XIII

SUPPLEMENTAL INDENTURES

Thirteen-1

Section 1301

Amendments and Supplements Without

Bondowners’ Consent

Thirteen-1

Section 1302

Amendments With Bondowners’ Consent

Thirteen-1

Section 1303

Consent of Borrower and Credit

Facility Provider

Thirteen-2

ARTICLE XIV

AMENDMENT OF LOAN AGREEMENT, PROMISSORY

NOTE AND CREDIT FACILITY

Fourteen-1

Section 1401

Amendments Not Requiring Consent of

Bondowners

Fourteen-1

Section 1402

Amendments Requiring Consent of

Bondowners

Fourteen-1

Section 1403

Consent of Borrower and Credit

Facility Provider

Fourteen-2

ARTICLE XV

FORM OF BONDS

Fifteen-1

Section 1501

General Matters

Fifteen-1

Section 1502

Form of Bond Prior to the Conversion Date

Fifteen-1

Section 1503  Form of Bond On or After Conversion Date

Fifteen-12

Section 1504

Additional Matters Appearing on Bonds

Fifteen-21

ARTICLE XVI

MISCELLANEOUS

Sixteen-1

Section 1601

Consent of Bondowners

Sixteen-1

Section 1602

Limitation of Rights

Sixteen-1

Section 1603

Severability

Sixteen-1

Section 1604

Notices

Sixteen-2

Section 1605

Payments Due on Saturdays, Sundays and Holidays

Sixteen-2

Section 1606

Captions

Sixteen-2

Section 1607

Counterparts

Sixteen-2

Section 1608

Governing Law

Sixteen-2

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INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of July 1, 1995, between the VILLAGE OF BROKAW, WISCONSIN, a municipal corporation and political subdivision of the State of Wisconsin, located in Marathon County, Wisconsin (the “Issuer”), and M&I First National Bank, a national banking corporation duly organized, existing and authorized to accept and execute trusts of the character herein set out by virtue of the laws of the United States, with its principal corporate trust office located in West Bend, Wisconsin, as trustee (the “Trustee”);

W I T N E S S E T H :

WHEREAS, Section 66.521 of the Wisconsin Statutes (the “Act”) authorizes the Issuer to issue industrial development revenue bonds to finance all or any part of the construction, equipping, reequipping, acquisition, purchase, installation, reconstruction, rebuilding, rehabilitation, improving, supplementing, replacing, maintaining, repairing, enlarging, extending or remodeling of qualified projects and the improvement of sites therefor including, without limitation, sewage and solid and liquid waste disposal facilities and pollution control facilities; and

WHEREAS, the Act authorizes the Issuer to enter into a revenue agreement with an eligible participant wherein the eligible participant agrees (i) to provide the Issuer with revenues sufficient for the prompt payments of the principal of and interest on the industrial development revenue bonds; and (ii) to cause such qualified project to be constructed; and

WHEREAS, the Issuer has induced Wausau Paper Mills Company, a Wisconsin corporation (the “Borrower”), to proceed with the Project (as hereinafter defined) in the jurisdiction of the Issuer and in the Town of Texas and City of Rhinelander by offering to issue the Bonds (as hereinafter defined) and to loan the proceeds thereof to the Borrower pursuant to a loan agreement dated even herewith (the “Loan Agreement”) for the purpose of paying certain costs of the Project; and

WHEREAS, the Issuer will receive substantial municipal benefits from the Project, including by way of illustration but not limitation:  retention of and more steady employment of its citizens resulting in the alleviation of unemployment within the Issuer; maintenance or increase in the tax base of the Issuer resulting in greater support for education and municipal services; stimulation for expansion of existing and new business; stimulation of private investment funds from financial institutions; and betterment of the Issuer’s environment and economy; and

WHEREAS, the Issuer’s governing body has found and determined that the Project is a qualified project under the Act, that the Borrower is an eligible participant under the Act, and that the Loan Agreement meets the requirements of a revenue agreement under the Act; and

WHEREAS, the Issuer’s governing body has found and determined the financing of the Project with the Bonds will serve the intended accomplishments of public purpose and will in all respects conform to the provisions and requirements of the Act; and

WHEREAS, the execution and delivery of this Indenture have been in all respects duly and validly authorized by resolution of the Issuer’s governing body, and no sufficient petition for referendum has been filed pursuant to the provisions of subsection (10)(d) of the Act; and

WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee as in this Indenture provided, the valid, binding and legal limited obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid pledge and assignment of the Trust Estate (as hereinafter defined) have been done and performed;

GRANTING CLAUSES

NOW, THEREFORE, in consideration of the premises, the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of delivery of the Bonds by the purchaser(s) thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to secure the payment of the principal or purchase price of, premium, if any, and interest on all Bonds at any time issued and Outstanding under this Indenture according to their tenor and effect, and to secure the performance and observance by the Issuer of all the covenants contained in the Bonds and in this Indenture, the Issuer does hereby pledge, assign, grant a security interest in and confirm unto the Trustee, all and singular the properties, revenues and rights hereinafter described, whether now owned or hereafter acquired, and the proceeds thereof (collectively called the “Trust Estate”), to wit:

1.

All right, title and interest of the Issuer in and to the Promissory Note;

2.

All right, title and interest of the Issuer in, to and under the Loan Agreement and the right to receive revenues and payments from the Borrower thereunder;

3.

All right, title and interest of the Issuer in and to the Pledged Revenues;

4.

All right, title and interest (if any) of the Issuer in and to the Credit Facility;

5.

All right, title and interest of the Issuer in and to the Trust Funds and the cash, securities and investments of which they are comprised; and

6.

All property which by the express provisions of this Indenture is required to be subjected to the lien hereof, and any additional property that may from time to time hereafter be made subject to the lien hereof by the Issuer or by anyone on its behalf;

IN TRUST, for the equal and ratable benefit and security of the Bondowners without preference, priority or distinction as to lien or otherwise of any particular Bond over any other Bond, except as otherwise expressly provided herein;

PROVIDED, HOWEVER, that the Issuer reserves the right to enforce the Unassigned Rights in its own name and for its own account; and

PROVIDED, FURTHER, HOWEVER, that if the Issuer shall pay, cause to be paid or provide for the payment of the principal of, premium, if any, and interest on the Bonds in accordance with Article IX of this Indenture, and shall make all required “rebate” payments to the United States Treasury in accordance with Section 803 of this Indenture, and if the Issuer shall promptly, faithfully and strictly keep, perform and observe all of its representations, covenants and agreements contained in this Indenture, then in such event this Indenture and the rights hereby granted (excepting Bondowners’ rights theretofore vested) shall cease, terminate and be void, otherwise to remain in full force and effect upon the trusts and subject to the conditions hereinafter set forth.

All Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all Trust Funds, revenues and income hereby pledged are to be dealt with and disposed of under and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the

[The next page is One-1]

respective Owners from time to time of the Bonds, as follows, THAT IS TO SAY:

[The next page is One-1]

ARTICLE I

DEFINITIONS AND USE OF PHRASES

Section 101

Definitions.  As used in this Indenture and the recitals hereto, the following terms and phrases shall have the following meanings.

“Act” means Section 66.521 of the Wisconsin Statutes, as amended from time to time.

“Alternate Paying Agent” means any bank or trust company designated by the Issuer at the written request of the Borrower as an alternate or co-paying agent in respect of the Bonds.

“Authorized Denomination” means during the Variable Rate Period $100,000 or any multiple thereof (or multiples of $5,000 in excess of $100,000) and after the Conversion Date, $5,000 or any multiple thereof.

“Authorized Officer of the Borrower” means the President, any Vice President or the Treasurer of the Borrower.

“Bankruptcy Condition” means (i) the filing of a petition in bankruptcy by or against the Borrower or the Issuer as debtor under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., or (ii) the commencement or continuance of other judicial proceedings with respect to the Borrower or the Issuer as debtor under similar or successor federal or state bankruptcy, reorganization or insolvency laws.

“Beneficial Owner” means, with respect to a Bond, the person who owns the Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

“Beneficial Ownership Interest” means the right to receive payments and notices with respect to Bonds which are held by the Depository under a Book Entry System and for which the Depository does not, pursuant to the Letter of Representations, act on behalf of the Beneficial Owner in connection with the optional or mandatory tender of Bonds pursuant to Sections 406 or 407 hereof.

“Bond Amount” means $19,000,000.

“Bond Counsel” means Independent Counsel whose legal and tax opinion on municipal bond issues is nationally recognized.

“Bond Fund” means the Trust Fund described in Section 703 of this Indenture.

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“Bond Purchase Account” means the trust account described in Section 409 of this Indenture.

“Bond Register” means the registration books maintained by the Trustee pursuant to Section 207 of this Indenture.

“Bondowners” and “Owners” (when used with reference to Bonds) means, at the time or times of determination, the persons who are registered owners of Bonds.

“Bonds” means the Issuer’s Variable Rate Demand Sewage and Solid Waste Revenue Bonds, Series 1995 (Wausau Paper Mills Company Project) issued under this Indenture in the aggregate principal amount of the Bond Amount.

“Book Entry Form” or “Book Entry System” means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in the Bonds may be transferred only through book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Owner, with the physical Bond Certificates “immobilized” in the custody of the Depository.  The book entry maintained by the Depository is the record that identifies the owners of beneficial interests in those Bonds.

“Borrower” means Wausau Paper Mills Company, a Wisconsin corporation, and any successor, surviving, resulting or transferee corporation as provided in Sections 7.7, 7.9 and 11.2 of the Loan Agreement.

“Borrower’s Address” means the address which the Borrower designates for the delivery of notices hereunder.  Until changed by notice from the Borrower to the Issuer, the Credit Facility Provider, the Remarketing Agent and the Trustee, the Borrower’s Address shall be:

Wausau Paper Mills Company

Attention:  Steven A. Schmidt,

Vice President-Finance

P.O. Box 1408

Wausau, Wisconsin  54402-1408

Telecopy:  (715) 848-2652

Telephone:  (715) 845-5266

“Borrower’s Certificate” means a certificate signed on behalf of the Borrower by an Authorized Officer of the Borrower.

“Borrower’s Payments Account” means the Borrower’s Payments Account of the Bond Fund described in Section 703 of this Indenture.

One-2

“Borrower’s Representative” means the person or, in his or her absence, the alternate person, designated in a Borrower’s Certificate (containing specimen signatures of each such person) as a person authorized to execute and deliver Requisitions and to give Trust Fund investment directions on behalf of the Borrower.

“Business Day” means a day (a) other than a Saturday, Sunday or legal holiday on which banks located in the city in which the Trustee’s Principal Office is located, the city in which the Credit Facility Provider’s principal office is located and the city in which the Remarketing Agent’s principal office is located, are not required or authorized to remain closed and (b) on which neither the New York Stock Exchange nor the Federal Reserve Banks are closed.

“Calculation Period” means, while the Bonds bear interest at the Variable Rate, the period from Thursday of each week (whether or not a Business Day) through and including the earlier of (i) the following Wednesday (whether or not a Business Day), or (ii) the day immediately preceding a Conversion Date.

“Chief Municipal Officer” means the person at the time incumbent in the office of Village President of the Issuer or, in the event of the death, disability or absence of such person, the person duly authorized and legally empowered to perform the duties of such office in such event.

“Clerk” means the person at the time incumbent in the office of Village Clerk of the Issuer or, in the event of the death, disability or absence of such person, the person duly authorized and legally empowered to perform the duties of such office in such event.

“Completion Date” means the completion date of the Project as determined in accordance with Section 3.5 of the Loan Agreement.

“Construction Fund” means the Trust Fund described in Section 603 of this Indenture.

“Conversion Date” means the date on which the interest rate on the Bonds is converted from the Variable Rate to the Fixed Rate as provided in Section 402(B) of this Indenture.

“Conversion Notice” means a notice in the form of Exhibit E to the Loan Agreement from the Borrower to the Trustee, the Remarketing Agent and the Credit Facility Provider designating a Conversion Date.

“Cost of Issuance Deposit Amount:  means $150,000.

One-3

“Cost of Issuance Fund” means the Trust Fund described in Section 602 of this Indenture.

“Credit Facility” means any letter of credit, or, on or after the Conversion Date, any standby purchase agreement, guaranty, bond insurance policy or similar credit enhancement instrument, meeting the requirements of Section 1202 of this Indenture, including any Substitute Credit Facility.  The initial Credit Facility is Irrevocable Letter of Credit, No. 416, issued by NBD Bank in the face amount of $19,687,124 on the date of the original issuance and delivery of the Bonds.

“Credit Facility Account” means the Credit Facility Account of the Bond Fund described in Section 703 of this Indenture.

“Credit Facility Expiration Date” means the stated expiration of a Credit Facility in accordance with the terms thereof and Section 1202 of this Indenture.

“Credit Facility Provider” means any bank, savings and loan association, insurance company or other regulated financial institution which issues a Credit Facility in accordance with Article XII of this Indenture.  The initial Credit Facility Provider is NBD Bank, Detroit, Michigan.

“Credit Facility Provider’s Address” means the address which the Credit Facility Provider designates for the delivery of notices hereunder.  Until changed by notice from the Credit Facility Provider to the Issuer, the Remarketing Agent, the Trustee and the Borrower, the Credit Facility Provider’s Address shall be:

NBD Bank

Attention:  Capital Markets Division

Revenue Bond Group

611 Woodward Avenue

Detroit, Michigan  48226

Telecopy:  (313) 225-4533

Telephone:  (313) 225-3104

“Credit Facility Reimbursement Agreement” means the agreement between the Borrower and the Credit Facility Provider pursuant to which the Credit Facility is issued and, with respect to the initial Credit Facility, means the Reimbursement Agreement, dated as of July 1, 1995, between NBD Bank, and the Borrower, as amended from time to time.

“Credit Facility Substitution Date” means each date designated as such in accordance with Section 1202 of this Indenture.

One-4

“Depository” means any securities depository that is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of beneficial interests in the Bonds, and to effect transfers of the Bonds, in Book Entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

“Determination Date” means (i) with respect to each Calculation Period commencing on a Thursday, the Wednesday immediately preceding the commencement of such Calculation Period or, if such Wednesday is not a Business Day, the next preceding Business Day, and (ii) with respect to each Calculation Period commencing on a Conversion Date, no later than ten days prior to such Conversion Date.

“Determination of Taxability” means the occurrence of any of the following:

(a)

the filing of a Borrower’s Certificate with the Trustee asserting or indicating by its terms to the satisfaction of the Trustee that an Event of Taxability has occurred;

(b)

notification to the Trustee that an authorized officer or official of the Internal Revenue Service has issued a statutory notice of deficiency or document of similar import to the effect that an Event of Taxability has occurred; or

(c)

notification to the Trustee from any Bondowner or former Bondowner to the effect that the Internal Revenue Service has assessed as includable in the gross income of such Bondowner or former Bondowner interest on a Bond due to the occurrence of any Event of Taxability;

provided, however, that in respect of clauses (b) and (c) above, a Determination of Taxability shall not be deemed to have occurred unless and until the Borrower has been notified of the allegation that an Event of Taxability and a Determination of Taxability have occurred and the Borrower fails within 90 days following such notice either (i) to have the allegation that an Event of Taxability has occurred rescinded by the Internal Revenue Service or the Bondowner or the former Bondowner who made such allegation, as the case may be, or (ii) to obtain an unqualified opinion of Bond Counsel acceptable to the Trustee to the effect that no Event of Taxability has occurred.

One-5

“Effective Date” means July 1, 1995.

“Eligible Funds” means (i) all amounts (including investment earnings) in the Credit Facility Account and the Bond Purchase Account, and (ii) other amounts (including investment earnings) in the Bond Fund and the Redemption Fund with respect to which the Trustee has received a Preference Opinion.

“Event of Default” means any of the events designated as such in Section 1001 of this Indenture.

“Event of Taxability” means the circumstance of interest paid or payable on any Bond becoming includable for federal income tax purposes (other than for purposes of computing alternative minimum taxes) in the gross income of any Bondowner (other than a Bondowner who is a “substantial user” of the Project or “related person” within the meaning of Section 147(a) of the Internal Revenue Code) as a consequence of any act, omission or event whatsoever.

“Final Maturity Date” means July 1, 2023.

“Fixed Rate” means the interest rate borne by the Bonds from and after the Conversion Date, if any, determined in accordance with Section 402(B) of this Indenture.

“Government Obligations” means direct, full faith and credit obligations of the United States of America.

“Indenture” means this Indenture of Trust from the Issuer to the Trustee, dated as of the Effective Date, under which the Bonds are issued, as amended from time to time by Supplemental Indentures.

“Independent Counsel” means any attorney or firm of attorneys who or which shall be acceptable to the Trustee and who or which is not an employee of the Borrower or the Issuer.

“Interest Payment Date” means each date on which interest is stated to be due on any Bond.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Issuer” means the Village of Brokaw, Wisconsin, a municipal corporation and political subdivision of the State of Wisconsin, located in Marathon County, Wisconsin, and any successor political subdivision of the State of Wisconsin having jurisdiction over the Project.

One-6

“Issuer’s Address” means the address which the Issuer designates for the delivery of notices hereunder.  Until changed by notice from the Issuer to the Borrower, the Credit Facility Provider, the Remarketing Agent and the Trustee, the Issuer’s Address shall be:

Village of Brokaw

Attention:  Village Clerk

218 Second Street

P.O. Box 108

Brokaw, Wisconsin  54417

Telephone:  (715) 675-3059

“Issuer’s Governing Body” means the Village Board of the Issuer.

“Letter of Representations” means the agreement among the Issuer, the Trustee, the Remarketing Agent and the Depository that sets forth the manner of making and processing payments, giving notices and other procedures relating to the Depository’s Book Entry System.  The initial Letter of Representations is the Letter of Representations dated as of the Effective Date, from the Issuer, the Remarketing Agent and the Trustee to The Depository Trust Company.

“Loan Agreement” means the Loan Agreement, dated as of the Effective Date, between the Issuer and the Borrower, as amended from time to time in accordance with Section 11.1 of the Loan Agreement and Article XIV of this Indenture.

“Mandatory Tender Date” means each date on which all Bonds are required to be tendered for purchase pursuant to Section 407 hereof.

“Optional Tender Date” means the date specified in a Purchase Demand as the date on which the Owner of the Bond(s) (or portions thereof) described therein is demanding purchase of such Bond(s) (or portions thereof), which date must be a Business Day not less than seven days after receipt by the Trustee of such Purchase Demand.

“Outstanding Bonds” and “Outstanding”, when used with reference to Bonds, means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

(i)

Bonds or portions thereof canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)

Bonds in lieu of which other Bonds have been authenticated and delivered in accordance with Sections 205, 207, 210, 408 and 412 of this Indenture; and

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(iii)

Bonds which are not deemed to be Outstanding in accordance with the provisions of Sections 213 and 901 of this Indenture.

“Pledge Agreement” means any pledge agreement entered into between the Borrower and the Credit Facility Provider relating to the pledge of the Pledged Bonds in connection with the issuance by the Credit Facility Provider of the Credit Facility; initially, “Pledge Agreement” shall mean the Pledge and Security Agreement dated as of July 1, 1995 among the Borrower, the Trustee and the initial Credit Facility Provider.

“Pledged Bonds” means, at the time of determination thereof, any Bonds or beneficial interests in Bonds purchased by the Trustee with payments made under the Credit Facility as described in Section 409 hereof and pledged to the Credit Facility Provider pursuant to the provisions of the Pledge Agreement.

“Pledged Revenues” means all revenues and income derived by or for the account of the Issuer from or for the account of the Borrower pursuant to the terms of the Loan Agreement, the Promissory Note and this Indenture, including, without limitation (i) all amounts derived pursuant to the Credit Facility, (ii) all cash and securities held from time to time in the Trust Funds, and the investment earnings thereon, and (iii) all payments by the Borrower on the Promissory Note or pursuant to Section 7.2 of the Loan Agreement; but excluding any amounts derived by the Issuer for its own account pursuant to the enforcement of Unassigned Rights.

“Preference Opinion” means an opinion of Bond Counsel addressed to the Trustee stating in effect that the use of the funds to which the opinion relates for the purchase of Bonds or for the payment of the principal of, premium, if any, or interest on the Bonds, as the case may be, will not, upon the occurrence of a Bankruptcy Condition on or after the date of such opinion, constitute a preference payment under the United States Bankruptcy Code (taking into account the “insider” provisions thereof) or a payment of similar import (that is, a payment subject to disgorgement upon the occurrence of certain bankruptcy events) under the then applicable Federal and State bankruptcy, insolvency and reorganization laws.

“Project” means the project of the Borrower described in Exhibit A to the Loan Agreement which has been or is to be acquired, constructed and installed in the Issuer’s jurisdiction, the Town of Texas and the City of Rhinelander in accordance with the Project Plans and Specifications.

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“Project Enterprise” means the Project financed by the Bonds as used in the consolidated business of Wausau Paper Mills Company and related activities.

“Project Plans and Specifications” means the Borrower’s architectural and engineering drawings and other plans and specifications for the Project, as amended from time to time in accordance with Section 3.4 of the Loan Agreement.

“Promissory Note” means the Borrower’s promissory note, dated the date of issuance of the Bonds, issued in the principal amount of the Bond Amount payable to the order of the Issuer.

“Proposed Conversion Date” shall mean the date identified in a Conversion Notice properly delivered by the Borrower pursuant to Section 402(B)(1) hereof as the date on which the interest rate on the Bonds is to be converted from the Variable Rate to the Fixed Rate.

“Purchase Demand” means a written demand by an Owner of a Bond, meeting the requirements of Section 406 hereof, that such Bond be purchased on the date specified therein.

“Qualified Investments” means such of the following as at the time of determination are permitted investments under the Act:  (i) Government Obligations, (ii) securities as to which the timely payment of both principal and interest are unconditionally guaranteed by the United States of America, (iii) obligations of any of the following:  Banks for Cooperatives, Federal Land Banks, Federal Home Loan Banks, Federal Intermediate Credit Banks and Federal National Mortgage Association, (iv) interest-bearing accounts, time deposits and certificates of deposit issued by any bank, trust company or national banking association (including the Trustee and any affiliate of the Trustee) which, the case of institutions other than the Trustee, has capital, surplus and undivided profits in excess of $50,000,000, but in no event shall the amount invested at any one time, in interest-bearing accounts, time deposits and certificates of deposit issued by any one bank, trust company or national banking association equal or exceed 20% of the capital, surplus and undivided profits of such bank, trust company or national banking association, (v) commercial paper issued by domestic corporations which is rated not less than A-1 by Standard & Poor’s Corporation (or an equivalent rating from another national rating agency), (vi) interests in any money market fund or trust, the investments of which are restricted to obligations described in clauses (i), (ii), (iii), (iv), or (v) above, and (vii) at any time while a Credit Facility is in effect any other investment approved in writing by the Credit Facility Provider; provided, however, that if the conditions of any investment rating assigned or to be assigned to the Bonds require an exclusion of or limitation on

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any of the foregoing, the term “Qualified Investments” shall conform to such conditions.

“Rebate Account” means the special account described in Section 803(b).

“Record Date” means (i) with respect of each regularly scheduled Interest Payment Date occurring on or before the Conversion Date, and with respect to any redemption date that is not a regularly scheduled Interest Payment Date, seven days immediately preceding such Interest Payment Date or redemption date, as the case may be and (ii) with respect to each regularly scheduled Interest Payment Date occurring after the Conversion Date, the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

“Redemption Fund” means the Trust Fund described in Section 704 of this Indenture.

“Remarketing Agent” means Thornton, Farish & Gauntt, Inc. and any successor institution serving as Remarketing Agent pursuant to Section 413 of this Indenture.

“Remarketing Agent’s Address” means the address or office which the Remarketing Agent designates for the delivery of notices or payments hereunder.  Until changed by notice from the Remarketing Agent to the Credit Facility Provider, the Borrower, the Issuer and the Trustee, the Remarketing Agent’s address shall be:

Thornton, Farish & Gauntt, Inc.

2511 Fairlane Drive

Montgomery, Alabama  36116

“Requisition” means a requisition of the Borrower substantially in the form of Exhibit D to the Loan Agreement.

“Requisite Consent of Bondowners” means the affirmative written consent of Bondowners owning in aggregate not less than a majority in principal amount of the Bonds (other than Bonds owned by the Borrower or any “related person” as defined in Section 147(a) of the Internal Revenue Code) at the time Outstanding.

“Substitute Credit Facility” shall have the meaning assigned to such term in Section 1202 of this Indenture.

“Supplemental Indenture” means any supplement to or amendment of this Indenture entered into in accordance with Article XIII of this Indenture.

“Surplus Construction Fund” means the Trust Fund described in Section 604 of this Indenture.

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“Tender Date” means a Mandatory Tender Date or Optional Tender Date.

“Tendered Bonds” means Bonds tendered or required to be tendered for purchase in accordance with Section 408 of this Indenture.

“Trust Funds” means the trust funds administered by the Trustee under this Indenture other than the Bond Purchase Account, the Rebate Account and the segregated trust accounts described in Sections 213, 410 and 412 of this Indenture.

“Trustee” means M&I First National Bank, West Bend, Wisconsin, and any successor banking corporation, banking association or trust company at the time serving as corporate trustee under this Indenture.

“Trustee’s Address” and “Trustee’s Principal Office” means the address or office which the Trustee designates for the delivery of notices or payments hereunder or under the Loan Agreement.  Until changed by notice from the Trustee to the Borrower, the Credit Facility Provider, the Remarketing Agent and the Issuer, the Trustee’s Address and Principal Office is:

M&I First National Bank

321 North Main Street

P.O. Box 1980

West Bend, WI  53095-7980

Attention:  Corporate Trust Department

Telecopy:  (414) 335-3037

Telephone:  (414) 335-3030

“Unassigned Rights” means the Borrower’s obligations to the Issuer under Sections 3.8, 7.3 and 11.9 of the Loan Agreement.

“Untendered Bonds” means Bonds which are required to be tendered for purchase in accordance with the provisions of Sections 408 of this Indenture but which in fact are not delivered to the Trustee on or before the applicable Tender Date.

“Variable Rate” means the interest rate borne by the Bonds from time to time prior to the Conversion Date, if any, determined in accordance with Section 402(A) of this Indenture.

Section 102

Use of Phrases; Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

“Herein”, “hereby”, “hereunder”, “hereof” and other equivalent words refer to this Indenture as an entirety and not

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solely to the particular portion of this Indenture in which any such word is used.

The definitions set forth in Section 101 hereof shall be deemed applicable whether the words defined are herein used in the singular or the plural.

Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders.

Unless otherwise provided, any determinations or reports hereunder which require the application of accounting concepts or principles shall be made in accordance with generally accepted accounting principles in effect from time to time.

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ARTICLE II

GENERAL PROVISIONS RELATING TO THE BONDS

Section 201

Creation of Bonds for Issuance.  There is hereby created for issuance an issue of Bonds to be designated:

VILLAGE OF BROKAW, WISCONSIN

VARIABLE RATE DEMAND SEWAGE AND SOLID WASTE REVENUE BONDS,

SERIES 1995 (WAUSAU PAPER MILLS COMPANY PROJECT)

provided, that on or after the Conversion Date, the Bonds shall be designated:

VILLAGE OF BROKAW, WISCONSIN

SEWAGE AND SOLID WASTE REVENUE BONDS, SERIES 1995

(WAUSAU PAPER MILLS COMPANY PROJECT)

The Bonds shall be issued in the aggregate principal amount of nineteen million dollars ($19,000,000), and the maximum aggregate principal amount of Bonds that may be Outstanding at any one time is hereby expressly limited to such amount.

The Bonds shall be numbered in such manner as the Trustee shall deem appropriate, provided that each particular Bond shall have a different identifying number.  The Bonds shall be issuable in the form of typewritten, lithographed, printed or engraved fully registered Bonds in Authorized Denominations.

The Bonds shall mature and bear interest as provided in Article IV of this Indenture.  The Bonds shall specify, as their original issue date, the date of their original issuance and delivery.  Each particular Bond shall be dated, as its registration date, the date of its authentication. Bonds authenticated prior to the first Interest Payment Date shall bear interest from the original issue date.  Bonds authenticated on or after the first Interest Payment Date applicable thereto shall bear interest from the Interest Payment Date next preceding the date of their authentication unless the date of such authentication is an Interest Payment Date to which interest has been fully paid or provided for, in which case they shall bear interest from such Interest Payment Date.  If interest on the Bonds shall be in default, such Bonds shall bear interest from the date to which interest on such Bonds has been paid in full or, if no interest has been paid, then from the date of their original authentication and delivery.

Section 202

Parity.  This Indenture is for the equal and ratable benefit and security of all Bonds issued and to be issued hereunder.  All Bonds shall be of equal rank, and no Bondowner shall be accorded a preference or priority over any

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other Bondowner except as expressly authorized or provided herein.

Section 203

Bonds to be Limited Obligations of Issuer.  In accordance with the Act, the Bonds shall be limited obligations of the Issuer payable by it solely from the Pledged Revenues.  The Bonds shall not constitute a debt or obligation of the Issuer, the county in which it is located, the State of Wisconsin or any political subdivision thereof within the meaning of any State of Wisconsin constitutional provision or statutory limitation and shall not be a charge against their general credit or taxing powers.

Section 204

Execution of Bonds.  The Bonds shall be executed on behalf of the Issuer by its Chief Municipal Officer under the official seal of the Issuer attested by its Clerk.  The signatures of the Chief Municipal Officer and the Clerk on the Bonds may be manual or facsimile.  The official seal of the Issuer on the Bonds may be actually impressed or imprinted or may be reproduced thereon by facsimile.

Bonds bearing the manual or facsimile signatures of the persons who were the Chief Municipal Officer and the Clerk at the time of the execution thereof shall be valid and sufficient for all purposes notwithstanding that such persons or either of them have ceased to hold such offices prior to the authentication and delivery of the Bonds or did not hold such offices at the date of the Bonds. For this purpose a Bond executed by facsimile signature shall be deemed to have been executed on the date of the printing thereof.

Section 205

Authentication.  The Trustee is hereby appointed as a fiscal agent of the Issuer for purposes of authenticating the Bonds.  From time to time after the execution and delivery of this Indenture, the Issuer may deliver executed Bonds to the Trustee for authentication, and the Trustee shall authenticate and deliver such Bonds as provided in this Indenture and not otherwise.

No Bond shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Bond a certificate of authentication substantially in the form set forth in Sections 1502 or 1503 hereof, as appropriate, executed on behalf of the Trustee with the manual signature of an authorized signatory of the Trustee.  Such certificate of authentication executed as aforesaid on a Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture.

Section 206

Form of Bonds.  The Bonds shall be issuable only as fully registered Bonds substantially in the form set forth in Section 1502 (in the case of Bonds authenticated

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prior to the Conversion Date) or 1503 (in the case of Bonds authenticated on or after the Conversion Date) of this Indenture.

Pending the preparation of definitive Bonds the Issuer may execute and the Trustee shall authenticate and deliver typewritten Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any Authorized Denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, in fully registered form, with such appropriate insertions, omissions, substitutions and other variations as the Chief Municipal Officer and Clerk may determine, as evidenced by their manual signing of such Bonds.  If temporary Bonds are issued, the Trustee will cause definitive Bonds to be prepared without unreasonable delay.  After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the Trustee’s Principal Office without charge to the Bondowner.  Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of Authorized Denominations.  Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds, and the principal of, premium, if any, and interest thereon, when and as payable, shall be paid to the Owners of the temporary Bonds.

Section 207

Provision for Registration, Transfer and Exchange of Bonds.  The Bonds are issuable only as fully registered bonds and, except as hereinafter provided, registered in the name of the Depository or its nominee, which shall be considered to be the Bondowner for all purposes of this Indenture, including, without limitation, payment by the Issuer of principal of, premium, if any, and interest on the Bonds, and receipt of notices and exercise of rights of Bondowners.  There shall be a single temporary Bond for each maturity which shall be immobilized in the custody of the Depository with the beneficial owners having no right to receive the Bonds in the form of physical securities or certificates.  Ownership of beneficial interests in the Bonds shall be shown by book entry on the Book Entry System maintained and operated by the Depository, and transfers of ownership of beneficial interests shall be made only by Depository and, if applicable, its participants, by book entry, the Issuer having no responsibility therefor.  The Bonds as such shall not be transferable or exchangeable, except for transfer to another Depository or to another nominee of a Depository, without further action by the Trustee.

If any Depository determines not to continue to act as a Depository for the Bonds for use in a Book Entry System, the Trustee shall attempt to have established a securities depository/book entry system relationship with another qualified

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Depository under this Indenture.  If the Trustee does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification of the beneficial owners by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form (in Authorized Denominations) to the assigns of the Depository or its nominee, all at the cost and expense (including costs of printing definitive Bonds) of the Borrower.

If the Bonds are not in a Book Entry System, the Trustee shall cause a register (herein sometimes referred to as the “Bond Register”) to be kept at the Trustee’s Principal Office for the purpose of providing for the registration and transfer of Bonds in accordance with the provisions of this Section and such reasonable additional regulations as the Trustee may prescribe.  Subject to such regulations, any Bondowner may cause its address on the Bond Register to be changed by giving written notice to the Trustee.  At reasonable times and under reasonable regulations established by the Trustee, the Bond Register may be inspected and copied by the Borrower, the Credit Facility Provider, the Remarketing Agent, the Issuer or by Owners (or a designated representative thereof) of 10% or more in aggregate principal amount of Bonds then Outstanding, the authority of such designated representative to be evidenced to the satisfaction of the Trustee.

Subject to the foregoing provisions regarding the maintenance of a Book Entry System for the Bonds, each Bond shall be fully negotiable.  A Bond may be transferred only by a written assignment duly executed by the Bondowner or by such Owner’s duly authorized legal representative. Upon presentation and surrender of the Bond together with said executed form of assignment at the Trustee’s Principal Office, the Trustee shall, subject to the limitations contained in the last paragraph of this Section 207, register the transfer in the Bond Register; provided, however, that the Trustee shall have no obligation to register the transfer unless the executed assignment shall be satisfactory to it in form and substance.  Upon registration of the transfer of a Bond, the Trustee shall cancel the surrendered Bond and the Issuer shall issue, and the Trustee shall authenticate, one or more new Bonds of Authorized Denominations of the same maturity and interest rate and in the same aggregate principal amount as the surrendered Bond.

Subject to the foregoing provisions regarding the maintenance of a Book Entry System for the Bonds, and to the limitations contained in the last paragraph of this Section 207, bonds may be exchanged at the Trustee’s Principal Office for a like aggregate principal amount of Bonds of the same maturity and interest rate in other Authorized Denominations.  Each Bond surrendered for exchange shall be accompanied by a written

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assignment in form and substance satisfactory to the Trustee and duly executed by the Bondowner or by such Owner’s duly authorized legal representative.  The Issuer shall issue and the Trustee shall authenticate such new Bonds as shall be required to accomplish exchanges as aforesaid.

The Bondowner requesting any registration of transfer or exchange of Bonds shall pay with respect thereto any resulting tax or governmental charge.  All such payments shall be conditions precedent to the exercise of the Bondowner’s rights of registration of transfer or exchange.

All registrations of transfer and exchanges of Bonds shall be accomplished in such manner that no increase or decrease in interest payable on the Bonds results therefrom.

Except in connection with a remarketing of Bonds pursuant to Section 411 of this Indenture, the Trustee shall not be required to register the transfer of or to exchange any Bond (i) after the receipt by the Trustee of a Purchase Demand with respect thereto and through the corresponding Optional Tender Date, (ii) after the Trustee has given notice of a Mandatory Tender Date and through the Mandatory Tender Date, (iii) during the fifteen days prior to the mailing of any notice of redemption, or (iv) after such Bond has been selected for redemption.

Section 208

Persons Treated as Owners.  The Issuer, the Trustee and any Alternate Paying Agent may treat the person in whose name any Bond is registered (who, in the case of a Book Entry System, shall be the Depository) as the absolute owner of such Bond for the purpose of receiving payment of the principal of, premium, if any, and interest thereon and for all other purposes whatsoever, whether or not such Bond is overdue and irrespective of any actual, implied or imputed notice to the contrary.

Section 209

Manner of Payment of Bonds.  The principal of and premium, if any, on each Bond shall be payable to the Owner of such Bond as shown on the Bond Register on the date of payment, upon presentation and surrender at the Trustee’s Principal Office.  The interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid by check drawn by the Trustee payable to the order of the person in whose name that Bond is registered as of the close of business on the Record Date for such interest and mailed to such person at the address shown on the Bond Register.

The principal of, premium, if any, and interest on all Bonds shall be paid in lawful money of the United States of America.

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Notwithstanding the foregoing, while the Bonds are in a Book Entry System, payments shall be made as provided in the Letter of Representations.

Section 210

Mutilated, Lost, Stolen or Destroyed Bonds.  In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond of like date, maturity, interest rate and denomination as the Bond mutilated, lost, stolen or destroyed.  In the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Issuer and the Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Trustee, together with indemnity satisfactory to them.  In the case of any mutilated Bond, such Bond shall be surrendered to the Trustee.  In the event any such Bond shall have matured, the Trustee instead of issuing a substitute Bond may pay the same without surrender thereof.  The Issuer and the Trustee may charge the Owner of such Bond with their reasonable fees and expenses in this connection.

Section 211

Designation of Bond Registrar and Paying Agents.  The Trustee shall be the Bond registrar and a paying agent for and in respect of all Bonds.  At the written request of the Borrower, the Issuer may also designate one or more Alternate Paying Agents.

Section 212

Disposition of Bonds Upon Payment; Safekeeping of Bonds Surrendered for Exchange.  All Bonds fully paid, fully redeemed or purchased by the Trustee or any Alternate Paying Agent for cancellation under the provisions of this Indenture shall be canceled when such final payment, redemption or purchase is made, and such canceled Bonds shall be delivered to the Trustee. Bonds surrendered to the Trustee for exchange or transfer in accordance with Section 207 hereof, temporary Bonds surrendered for exchange in accordance with Section 206 hereof, and mutilated Bonds surrendered for exchange in accordance with Section 210 hereof shall be canceled by the Trustee.  All canceled Bonds shall be destroyed by the Trustee by cremation, shredding or other suitable means.

Section 213

Nonpresentment of Bonds.  In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at stated maturity or at the date fixed for redemption thereof, if cash sufficient to pay such Bond shall be held by the Trustee for the benefit of the Owner thereof, all liability of the Issuer to the Owner thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such cash in a segregated trust account without liability for interest thereon, for the benefit of the Owner of such Bond who shall thereafter be restricted exclusively to such account for any claim of whatever nature on such person’s part

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under this Indenture or on or with respect to said Bond. Such cash in such segregated trust account shall thereafter no longer be considered Pledged Revenues and any such Bond shall no longer be deemed Outstanding under this Indenture.  If any such Bond has not been presented within 60 days of the date the principal became due, the Trustee shall promptly notify the person identified as the Owner of such Bond in the Bond Register (as of the date the principal of such Bond became due) by first class mail that such Bond has become due and that the amount due is being held by the Trustee hereunder.

After any such cash has been held in such segregated trust account for four years, the Trustee shall certify the amount thereof and the identifying numbers of the particular Bonds whose Owners have a claim thereagainst (which Owners shall also be identified, if known) and deliver such certificate and such cash to the Borrower.  Thereafter, such Owners shall have an unsecured claim against the Borrower in respect of such unpresented Bonds and shall have no claim whatever against the Issuer, the Trustee or the Credit Facility Provider in respect thereof.

Section 214

Delivery of Bonds.  Upon the execution and delivery of this Indenture, the Issuer shall issue and execute and deliver the Bonds to the Trustee, and the Trustee shall authenticate such Bonds and deliver them to the purchaser(s) as may be directed by the Issuer.

Prior to the delivery of the Bonds by the Trustee there shall be filed with the Trustee:

(a)

a certified copy of the resolution(s) of the Issuer’s Governing Body authorizing the issuance of the Bonds and the execution and delivery of the Loan Agreement and this Indenture;

(b)

original executed counterparts of the Loan Agreement, this Indenture and the Remarketing Agreement;

(c)

the original executed Promissory Note;

(d)

the original executed Credit Facility;

(e)

a request and authorization to the Trustee, executed on behalf of the Issuer by its Chief Municipal Officer or Clerk, to deliver the Bonds to the purchaser(s) therein identified, in the form and amount requested upon payment to the Trustee, for the account of the Issuer, of a specified sum.

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ARTICLE III

GENERAL PROVISIONS RELATING TO REDEMPTION OF BONDS

PRIOR TO MATURITY

Section 301

Limitation of Redemptions Prior to Maturity.  No Bond may be called for redemption prior to its stated maturity except as provided in Article IV hereof; provided, however, that nothing herein shall be deemed to limit the right of acceleration of Bond maturities upon the occurrence of an Event of Default.

Section 302

Notice and Effect of Redemption.  The Trustee shall give notice of the call for any redemption of Bonds prior to maturity by mailing a copy of the redemption notice by first class mail not less than 15 nor more than 30 days prior to the redemption date during the Variable Rate Period and not less than 30 nor more than 60 days after the Conversion Date to the Owner of each Bond to be redeemed at the address shown on the Bond Register; provided, however, that failure to give any such notice as aforesaid or any defect therein with respect to any particular Bond shall not affect the validity of any proceedings for the redemption of any other Bond.

In the case of optional redemption under Sections 403 and 404 of this Indenture, the required notice of redemption shall not be given until the Trustee has received the written consent of the Credit Facility Provider and the premium, if any, of the Bond to be redeemed.

Each redemption notice shall (a) identify the Bonds to be redeemed by name, CUSIP number, date of issue, interest rate and maturity date and, if only a portion of the Bonds are to be redeemed, the certificate numbers and the respective principal amounts to be redeemed, (b) identify the redemption date, (c) state the redemption price, (d) state that interest on the Bonds or the portions thereof called for redemption will (unless such Bonds are purchased in lieu of redemption pursuant to Section 1205 hereof) cease to accrue from and after the redemption date if funds sufficient for their redemption and available for the purpose are on deposit with the Trustee on the redemption date, and (e) state that payment for the Bonds will be made on the redemption date at the principal trust office of the Trustee during normal business hours upon the surrender of the Bonds to be redeemed.

Notice of redemption having been given as aforesaid, the Bonds so called for redemption, together with the premium, if any and accrued interest thereon, shall become due and payable on the redemption date.  If pursuant to this Indenture the Trustee shall hold Eligible Funds which are available and sufficient in amount to pay the principal of and premium, if any, on the Bonds

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or portions thereof thus called for redemption and to pay the interest thereon to the redemption date, such Bonds or portions thereof shall (unless such Bonds are purchased in lieu of redemption pursuant to Section 1205 hereof) cease to bear interest from and after said redemption date; provided that funds available for the payment of the redemption premium payable pursuant to Section 405 hereof need not be Eligible Funds.

Section 303

Selection of Bonds for Redemption; Manner of Effecting Partial Redemptions of Particular Bonds.  If less than all Bonds are to be redeemed pursuant to the provisions of Section 403 hereof, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee by lot or by such other random means as the Trustee shall determine in its discretion.  Any such means of selecting Bonds for redemption shall provide for the possibility of partial redemption of any Bond of a denomination greater than the smallest Authorized Denomination.

Particular Bonds may be redeemed only in multiples of the smallest Authorized Denomination (hereinafter called a “Unit”).  In the case of Bonds of denominations greater than a Unit, each Unit shall be treated as though it were a separate Bond in the denomination of a Unit.  If it is determined that one or more, but not all of the Units of principal amount represented by any such Bond is to be called for redemption, then upon notice of redemption of such Unit or Units, the Owner of such Bond shall present and surrender the same to the Trustee (i) for the payment of the redemption price (including the redemption premium, if any, and interest to the date fixed for redemption) in respect of the Unit or Units called for redemption and (ii) in exchange for a new Bond in the aggregate principal amount of the unredeemed balance of the principal amount not called for redemption.  New Bonds representing the unredeemed balance of the principal amount of such Bond shall be issued to the registered Owner thereof without charge therefor. If the Owner of any such Bond shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall nevertheless become due and payable on the date fixed for redemption to the extent of the Unit or Units of principal amount called for redemption (and to that extent only), and (subject to Section 302 hereof) interest shall cease to accrue on the portion of the principal amount of such Bond represented by such Unit or Units from and after the date fixed for redemption.

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ARTICLE IV

TERMS OF THE BONDS

Section 401

Maturity.  The Bonds shall mature on the Final Maturity Date.

Section 402

Interest on the Bonds.  (A)  Prior to the Conversion Date, if any, the Bonds shall bear interest at the Variable Rate determined from time to time in accordance with the provisions of this Section 402(A), payable on the first Business Day of each January, April, July and October commencing October 1, 1995, on each Mandatory Tender Date, and at maturity.  From the date of the issuance of the Bonds through and including August 9, 1995 the Variable Rate shall be equal to 4.05% per annum.  Thereafter, the Variable Rate for each Calculation Period shall be determined on the Determination Date with respect thereto and shall be the lesser of (i) 12% per annum, or (ii) the minimum rate of interest which, in the judgment of the Remarketing Agent, under prevailing market conditions, taking into account the current rates for tax-exempt securities comparable in length of interest rate adjustment periods, liquidity, security and creditworthiness to the Bonds, would enable the Bonds to be sold at a price of par, plus accrued interest, if any, on the Determination Date.  The Remarketing Agent shall determine the Variable Rate for each Calculation Period on the corresponding Determination Date, and shall notify the Trustee of such determination on such date by telephone, promptly, confirmed in writing, or by facsimile.  In the event that the Remarketing Agent shall fail for any reason to determine, and notify the Trustee of, the Variable Rate for any Calculation Period, the Variable Rate for such Calculation Period shall be equal to the Variable Rate in effect immediately prior to the commencement of such Calculation Period.

Interest accruing at the Variable Rate shall be computed on the basis of a 365 or 366-day year, as the case may be, and the actual number of days elapsed.

(B)

The interest rate on the Bonds may be converted to the Fixed Rate as follows:

(1)

The Borrower may designate any Business Day as a Conversion Date by delivering to the Trustee, the Remarketing Agent and the Credit Facility Provider a Conversion Notice not less than 20 days, nor more than 30 days, prior to the Conversion Date (unless a shorter notice shall be acceptable to the Trustee).  Such Conversion Notice shall (a) identify the Conversion Date and (b) state whether or not a Credit Facility will be in effect after the Conversion Date and if so,

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describe such Credit Facility and identify the Credit Facility Provider,

(2)

No later than 15 days prior to the Conversion Date, the Trustee shall determine whether such Conversion Notice complies with paragraph (1) above, and shall notify the Remarketing Agent, the Credit Facility Provider and the Borrower of such determination.  If the Conversion Notice does comply with said paragraph (1), the Trustee shall also notify the Bondowners of the mandatory tender on the Conversion Date as provided in Section 407 hereof.

(3)

Upon receipt of notice from the Trustee under paragraph (2) above, the Remarketing Agent shall, no later than ten days prior to the Conversion Date, determine the Fixed Rate and shall notify the Trustee of such determination on such date by telephone, promptly confirmed in writing, or by facsimile.  The Fixed Rate shall be the lesser of (a) 20% per annum, or (b) the minimum rate of interest which, in the judgment of the Remarketing Agent, under prevailing market conditions, taking into account the current rates for tax-exempt securities comparable in term, security and creditworthiness to the Bonds, would enable the Bonds to be sold at a price of par on the Conversion Date.

(4)

On the Conversion Date, the Borrower shall cause to be delivered:  (a) to the Trustee, the Credit Facility, if any, described in paragraph (1)(b) above, together with all other items required by Section 1202 hereof and (b) to the Trustee and the Remarketing Agent, a written opinion of Bond Counsel, dated the Conversion Date, to the effect that the conversion of the interest rate on the Bonds to the Fixed Rate and the delivery of the Credit Facility, if any, described in clause (a) above, will not result in an Event of Taxability.

(5)

If all of the requirements of paragraphs (1), (2), (3) and (4) above are met, the Bonds shall bear interest at the Fixed Rate from and after such date.

From and after the Conversion Date, if any, the Bonds shall bear interest at the Fixed Rate, payable on the first day of January and July of each year.

Interest accruing at the Fixed Rate shall be calculated on the basis of a 360-day year comprising twelve 30-day months.

(C)

To the extent permitted by law, overdue principal, premium, if any, and interest shall bear interest at the same

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rate as was borne by the Bonds on the due date of the payment that is delinquent.

Section 403

Optional Redemption of Bonds at Election of the Borrower.  Upon prepayment of the Promissory Note in accordance with Section 5.3 of the Loan Agreement, the Bonds are subject to redemption pursuant to this Section 403:

(A)

on or prior to the Conversion Date, in whole or in part (in multiples of $100,000 or $5,000 in excess of $100,000) on any date, at a redemption price of 100% of the principal amount of Bonds so redeemed, plus accrued interest to the redemption date, and without premium; and

(B)

after the Conversion Date, in whole on any date or in part (in multiples of $5,000) on any regularly scheduled Interest Payment Date at the redemption prices set forth below, plus accrued interest to the redemption date:

Length of
Fixed Rate Term
(expressed in years)	Redemption Prices

greater than 10	after 7 years at 102%
declining by 1/2 of 1%
every 6 months to 100%

less than or equal to 10	after 5 years at 101.5%,
and greater than 7	declining by 1/2 of 1%
every 6 months to 100%

less than or equal to 7	after 3 years at 101%
and greater than 3	declining by 1/2 of 1%
every 6 months to 100%

less than or equal to 3	after 1 year at 100.5%,
and greater than 1	declining by 1/2 of 1%
in 6 months to 100%

less than or equal to 1 and	after 6 months at 100.125%,
greater than six months	declining by 0.125 of 1%
in 6 months to 100%

6 months or less	nonredeemable

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The Trustee shall give notice of the call for redemption pursuant to paragraphs (A) or (B) of this Section 403 in the manner provided in Section 302 of this Indenture.

Section 404

Optional Redemption of Bonds Upon Occurrence of Certain Extraordinary Events.  The Bonds shall be subject to redemption, in whole (or, if but only if any of the occurrences referred to in subsections (a) through and including (c) below affect the Project site or sites located in the City of Rhinelander or the Town of Texas, as the case may be but not the Project site located in the Village of Brokaw, in part), at any time, if within ninety days after the occurrence of any of the following events, the Borrower shall, with the consent of the Credit Facility Provider, elect to prepay the Promissory Note pursuant to Section 5.1 of the Loan Agreement:

(a)

The Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) shall have been damaged or destroyed to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider following such damage or destruction (i) the completion of the Project or such portion will be delayed for at least six months, (ii) it is not practicable or desirable to rebuild, repair or restore the Project or such portion within a period of six consecutive months following such damage or destruction, or (iii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months;

(b)

Title to or the temporary use of all or substantially all of the Project (or in occurrences allowing redemption in part the Project sites in the City of Rhinelander or the Town of Texas) shall have been taken under the exercise of the power of eminent domain by any governmental authority to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider (i) the completion of the Project or such portion will be delayed for at least six months, or (ii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months;

(c)

Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Borrower to cease all or any substantial part of its operations at the Project (or in

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occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) to such extent that, in the opinion of the Borrower expressed in a Borrower’s Certificate filed with the Issuer, the Trustee and the Credit Facility Provider, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months; or

(d)

As a result of any changes in the Constitution of Wisconsin or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Borrower as a consequence of having the Bonds or the Promissory Note Outstanding, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement.

The redemption price shall be 100% of the principal amount of Bonds so redeemed (which, in the case of redemption in part, shall be determined in accordance with the portion of the Project in the City of Rhinelander or the Town of Texas so affected pursuant to Section 5.1 of the Loan Agreement), plus accrued interest to the redemption date, and without premium.  The Trustee shall give notice of a call for redemption pursuant to this Section 404 in the manner provided in Section 302 of this Indenture.

Section 405

Mandatory Redemption of Bonds Upon Determination of Taxability or Expiration of Credit Facility.  (A) The Bonds shall be subject to mandatory redemption in whole on the earliest practicable date (selected by the Trustee) within 60 days following a Determination of Taxability.  The redemption price shall be 100% of the principal amount of Bonds so redeemed, plus accrued interest to the redemption date.  Redemption of Bonds as aforesaid shall be the Bondholders’ sole remedy upon an Event of Taxability.

(B) After the Conversion Date (if there is a Credit Facility), the Bonds shall be subject to mandatory redemption in whole on the first day of the month in which the Credit Facility Expiration Date is to occur unless, at least 45 days prior to such first day of the month, the Borrower shall have caused to be

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delivered to the Trustee a Substitute Credit Facility meeting the requirements of Section 1202 hereof.  The redemption price shall be 100% of the principal amount of the Bonds to be so redeemed, plus accrued interest to the redemption date.

(C) The Trustee shall give notice of a call for redemption pursuant to this Section 405 in the manner provided in Section 302 of this Indenture.

Section 406

Purchase of Bonds Upon Demand.  While the Bonds bear interest at the Variable Rate, any Bond or the Beneficial Ownership Interest therein (other than a Borrower Bond), or any portion thereof in an Authorized Denomination, shall be purchased by the Trustee, on behalf of the Borrower, but only from the funds available therefor in the Bond Purchase Account, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Optional Tender Date, upon the demand of the Owner or Beneficial Owner thereof as provided in this Section 406.  The Owner or Beneficial Owner, as the case may be, of a Bond may demand purchase of such Bond or the Beneficial Ownership Interest therein, on any Business Day which is at least seven days after delivery to the Trustee, at its Principal Office, by 10:00 a.m. on a Business Day of a Purchase Demand together with any related due bills which may be reasonably required by the Remarketing Agent in form and substance satisfactory to it.  Delivery of a Purchase Demand shall be irrevocable and shall bind the Owner or Beneficial Owner, as the case may be, to tender his, her or its Bonds or Beneficial Ownership Interests for purchase on the Optional Tender Date as provided in Section 408 hereof.  The Purchase Demand shall (i) state the name and taxpayer identification number of the Owner or Beneficial Owner, as the case may be, (ii) identify the Bond(s) or portion(s) thereof which are to be purchased, or the Beneficial Ownership Interests in which are to be purchased, by CUSIP number, Bond number(s) and principal amount(s), (iii) state the Optional Tender Date on which the purchase of such Bond(s), or Beneficial Ownership Interest(s) (or portions thereof) is being demanded, which must be a Business Day not less than seven days after receipt by the Trustee, at or before 10:00 a.m. on a Business Day, of such Purchase Demand, (iv) acknowledge that such demand is irrevocable, and (v) in the case of a Beneficial Owner, be accompanied by evidence satisfactory to the Trustee of such Beneficial Owner’s Beneficial Ownership Interest.  The determination by the Trustee as to whether a Purchase Demand has been properly delivered pursuant to this Section 406 shall be conclusive and binding upon the Owners or Beneficial Owners of the Bonds.  After the Conversion Date, there shall be no purchase of Bonds upon demand.

Section 407

Mandatory Tender of Bonds for Purchase.  All Bonds or the Beneficial Ownership Interests therein (other

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than Pledged Bonds) shall be subject to mandatory tender for purchase in accordance with Section 408 hereof on:

(A)

each Conversion Date; and

(B)

prior to the Conversion Date, the first Business Day of the month in which the Credit Facility Expiration Date is to occur unless, at least 45 days prior to such first Business Day of the month, the Borrower shall have caused to be delivered to the Trustee a Substitute Credit Facility meeting the requirements of Section 1202 hereof.

The Trustee shall give notice of each Mandatory Tender Date in the same manner as notice of redemption of Bonds pursuant to Section 302 hereof. Such notice shall (i) identify the Bonds by name, CUSIP number, date of issue and maturity date, (ii) state the Mandatory Tender Date, (iii) state that all Bonds (or Beneficial Ownership Interests, as the case may be) are subject to mandatory tender for purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Mandatory Tender Date, (iv) state that, if moneys are available and on hand with the trustee on the Mandatory Tender Date, all Bonds (or Beneficial Ownership Interests, as the case may be) shall be deemed tendered, whether or not so tendered, and that on and after the Mandatory Tender Date, the Owner (or Beneficial Owner) shall have no further rights in such Bond other than the right to receive the purchase price thereof upon presentation of such Bond to Trustee on any Business Day on or after the Mandatory Tender Date (or upon the transfer of such Beneficial Ownership Interest as directed by the Trustee) and (v) in the case of a mandatory tender of Bonds, state the place where Bonds may be presented for purchase.

Section 408

Purchase of Tendered Bonds.  All Bonds or Beneficial Ownership Interests, as the case may be (other than Pledged Bonds), with respect to which the Owners or Beneficial Owners, as the case may be, thereof have delivered Purchase Demands pursuant to Section 406 shall be purchased on an Optional Tender Date, and all Bonds or Beneficial Ownership Interests, as the case may be (other than Pledged Bonds), shall be purchased on a Mandatory Tender Date, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Tender Date, from moneys available therefor in the Bond Purchase Account.  Provided that Eligible Funds are available to the Trustee to pay the purchase price thereof:

(A)

in the case of the tender of Bonds:

(i)

all Tendered Bonds shall be deemed tendered, whether or not actually tendered, on the Tender Date;

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(ii)

interest accruing on the Tendered Bonds on and after the Tender Date shall cease to be payable to the former Owners of such Tendered Bonds, who shall have no further interest or rights in such Bonds, except the right to receive payment of the purchase price thereof, exclusively from moneys held by the Trustee for such purpose upon presentation of such Bonds to the Trustee at its Principal Office on any Business Day on or after the Tender Date; and

(iii)

the Trustee shall authenticate and deliver Bonds to the new Owners thereof as provided in Section 409 hereof; and

(B)

in the case of the tender of Beneficial Ownership Interests, the Beneficial Owner shall be obligated to cause the transfer of such Beneficial Ownership Interest on the records of the Depository, as directed by the Trustee.

Section 409

Bond Purchase Account.  There is hereby created by the Issuer and ordered established with the Trustee a trust account to be designated with the names of the Issuer and the Borrower and the label “Bond Purchase Account”.  There shall be deposited into the Bond Purchase Account, when and as received by the Trustee (i) all funds received from the Remarketing Agent on a Tender Date for the purchase of Tendered Bonds (or Beneficial Ownership Interests therein) in accordance with Section 411 of this Indenture, (ii) all funds received from the Credit Facility Provider pursuant to a draw made by the Trustee under Section 1201(d) hereof; and (iii) any other Eligible Funds.  No other funds shall be accepted by the Trustee for deposit into the Bond Purchase Account.  Funds in the Bond Purchase Account shall be held in trust for the account of the respective owners of such funds at the time of the deposit thereof into the Bond Purchase Account until such funds are applied by the Trustee on the Tender Date to pay the purchase price of Tendered Bonds or Beneficial Ownership Interests.  Such funds may be invested only in Government Obligations maturing no later than the date(s) on which such funds are expected to be needed for the purposes of the Bond Purchase Account.

Funds for the payment of such purchase price shall be derived from the following sources in the following order:

first, from proceeds of the remarketing of Bonds (or Beneficial Ownership Interests) by the Remarketing Agent as described in Section 411 hereof;

second, from proceeds of a draw on the Credit Facility; and

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third, from any other funds in the Bond Purchase Account.

Each Tendered Bond delivered to the Trustee pursuant to Section 408 of this Indenture shall be held in trust in the Bond Purchase Account for the account of such Owner until the purchase price shall have been paid in full to the Owner of such Tendered Bond.  Upon payment in full of the purchase price of a Tendered Bond or Beneficial Ownership Interest from the Bond Purchase Account, the Tendered Bond or Beneficial Ownership Interest, as the case may be, shall

(a)  in the case of Bonds purchased with proceeds of the remarketing thereof, be registered and delivered by the Trustee as directed by the Remarketing Agent,

(b)  in the case of Beneficial Ownership Interests purchased with the proceeds of the remarketing thereof, be recorded on the records of the Depository as directed by the Trustee pursuant to instructions from the Remarketing Agent,

(c)  in the case of Bonds (or portions thereof in Authorized Denominations) purchased with the proceeds of a draw on the Credit Facility, if the Bonds are not in a book-entry only system, be registered in the name of the Borrower (or as otherwise provided in any Pledge Agreement then in effect) be referred to as Pledged Bonds, be held by the Trustee under such Pledge Agreement in trust for the account of the Borrower, be pledged to the Bank pursuant to such Pledge Agreement securing the Borrower’s obligations thereunder and not be transferred or exchanged by the Trustee until (a) the Credit Facility has been reinstated in the amount of the aggregate principal amount of such Bonds and the amount originally realized under the Credit Facility to pay the portion of the purchase price equal to the accrued interest, if any, on such Bonds or, (b) the obligations of the Borrower, if any, then due under such Pledge Agreement have been paid in full; and the Trustee may then release such Bonds, and register the transfer of such Bonds in the names of the new registered owners thereof as shall be provided by the Remarketing Agent by telephone or telecopy promptly confirmed in writing; provided, however, that Pledged Bonds which have been held by the Trustee for a period of six months and have not been remarketed shall, at the written direction of the Bank, be canceled.

In the case of Bonds (or portions thereof, in Authorized Denominations) purchased with the proceeds of a draw on the Credit Facility, if the Bonds are in a book-entry only system, the Trustee shall instruct the Depository to record in the books of the Depository for the account of the Borrower such Bonds (or portions thereof in Authorized Denominations) and the Trustee shall record such beneficial ownership interest of the Borrower on its books, and such Bonds shall be referred to as

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Pledged Bonds, shall be deemed to be held by the Trustee in trust for account of the Bank and to the fullest extent permitted by law shall be subject to a security interest in favor of the Credit Facility Provider as security for the Borrower’s obligations under any Pledge Agreement then in effect, which security interest shall be released only after (a) the Credit Facility has been reinstated in the amount of the aggregate principal amount of such Bonds and the amount realized under the Credit Facility to pay the portion of the purchase price equal to the accrued interest, if any, on such Bonds or, (b) the obligations of the Borrower, if any, then due under such Pledge Agreement have been paid in full; provided, however, that any such Pledged Bonds which have been recorded in the books of the Depository for the account of the Borrower for a period of six months and have not been remarketed shall, at the written direction of the Credit Facility Provider, be canceled.

(d)  Notwithstanding any other provision of this Indenture to the contrary, in the event that (i) the Remarketing Agent remarkets any Bonds tendered for purchase pursuant to Section 406 or Section 407 hereof and the proceeds of such remarketing are received by the Trustee after the Trustee has taken action under the Credit Facility to realize moneys to pay the purchase price of such Bonds, pursuant to subsection (c) above, or (ii) the Remarketing Agent shall subsequently remarket any Pledged Bonds, the purchase price of which Bonds were paid by the Trustee as a result of action taken under the Credit Facility pursuant to subsection (c) above, then all proceeds of any such remarketing which necessitated such action under the Credit Facility (or which would otherwise be payable to the Borrower as the Registered Owner or Beneficial Owner of the Bonds) shall be paid by the Trustee to the Bank in respect of the obligations of the Borrower under the Credit Facility Reimbursement Agreement.  The Trustee shall immediately notify the Credit Facility Provider by telecopy or telephone, promptly confirmed in writing, that such proceeds are on deposit in the Purchase Account, and the Credit Facility Provider shall certify to the Trustee the amount of the obligations of the Borrower under the Credit Facility Reimbursement Agreement.  When all obligations of the Borrower to the Credit Facility Provider under the Credit Facility Reimbursement Agreement which are then due have been satisfied, then all such moneys remaining in the Bond Purchase Account shall be paid to the Borrower.

(e)  in the case of Bonds purchased with other funds in the Bond Purchase Account, registered and delivered by the Trustee as directed by the Borrower and

(f)  in the case of Beneficial Ownership Interests purchased with other funds in the Bond Purchase Account be recorded on the records of the Depository as directed by the Trustee pursuant to instructions of the Borrower.

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Section 410

Treatment of Untendered Bond Certificates.  Untendered Bonds shall cease to bear interest on the Tender Date if funds sufficient to pay the purchase price or redemption price, as the case may be, of an Untendered Bond (including any accrued and unpaid interest) shall be held by the Trustee in the Bond Purchase Account.  All liability of the Issuer to the Owner thereof for the payment of such Untendered Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds in a separate segregated trust account, without liability for interest thereon, for the benefit of the owner of such Untendered Bond who shall thereafter be restricted exclusively to such account for any claim of whatever nature on such person’s part under this Indenture or on or with respect to such Bond.  Such funds in such segregated trust account shall not be considered Pledged Revenues, and such Untendered Bonds shall not be deemed to be Outstanding under this Indenture.

After any such funds have been held in such segregated trust account for four years, the Trustee shall certify the amount thereof and the identifying numbers of the particular Bonds whose Owners have a claim there against (which Owners shall also be identified, if known) and deliver such certificate and such funds to the Borrower.  Thereafter such Owners shall have an unsecured claim against the Borrower in respect of payment of such Untendered Bonds, and shall have no further claim whatever against the Issuer or the Trustee in respect thereof.

Section 411

Remarketing of Tendered Bonds.  Upon receipt of a Purchase Demand, the Trustee shall notify the Remarketing Agent by telephone, promptly confirmed in writing, or by facsimile, of the principal amount of Bonds or Beneficial Ownership Interests to be purchased on the Optional Tender Date.

Upon being notified by the Trustee of its receipt of a Purchase Demand, the Remarketing Agent shall attempt to remarket the Bonds or Beneficial Ownership Interests described in such Purchase Demand in accordance with this Section 411; provided, however, that if the Borrower notifies the Remarketing Agent of a principal amount of Tendered Bonds or Beneficial Ownership Interests which the Remarketing Agent shall not remarket, then the Remarketing Agent shall not attempt to remarket the principal amount of the Bonds or Beneficial Ownership Interests so identified.

The Remarketing Agent shall use its best efforts to solicit purchases of the Tendered Bonds or Beneficial Ownership Interests at a price of par plus accrued interest.  The Remarketing Agent shall pay the purchase price, if any, received by it (for any Tendered Bonds or Beneficial Ownership Interests so remarketed) to the Trustee for deposit in the Bond Purchase Account prior to 10:00 a.m., Milwaukee time, on the Tender Date.

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No funds so deposited shall have been furnished by the Borrower or any person who is an insider to the Borrower within the meaning of the United States Bankruptcy Code.  Upon request of the Borrower or the Credit Facility Provider from time to time, the Remarketing Agent shall advise the requesting party of the status of the remarketing effort and the Trustee shall advise the requesting party of the balance held by it in the Bond Purchase Account.

The Remarketing Agent shall have the right to purchase Bonds or Beneficial Ownership Interests therein (including Pledged Bonds) for its own account to the same extent as if it were not the Remarketing Agent hereunder, and the purchase price paid by the Remarketing Agent for Tendered Bonds or Beneficial Ownership Interests shall be considered proceeds of the remarketing of such Tendered Bonds or Beneficial Ownership Interests, as the case may be.

Section 412

[This Section deliberately left blank.  There is no Section 412.]

Section 413

Concerning the Remarketing Agent.  The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. and authorized by law to perform the functions of the Remarketing Agent as described in this Indenture. The Trustee shall cooperate with the Remarketing Agent in the performance of its duties.  The Remarketing Agent may resign upon not less than 30 days prior written notice to the Issuer, the Trustee, the Credit Facility Provider and the Borrower and may be removed by the Borrower with or without cause upon not less than 30 days prior written notice to the Issuer, the Trustee, the Credit Facility Provider and the Remarketing Agent.  In case the Remarketing Agent shall resign or be removed, the Borrower shall appoint a successor Remarketing Agent meeting the requirements of this Section 413.  The successor Remarketing Agent shall evidence its acceptance of its duties hereunder by a writing delivered to the Trustee and the Credit Facility Provider.

The Remarketing Agent’s duty to remarket Tendered Bonds (or Beneficial Ownership Interests) and Pledged Bonds pursuant to this Indenture (unless it shall agree otherwise in writing) shall be a “best efforts” undertaking on its part and shall not obligate it to purchase Bonds (or Beneficial Ownership Interests) for its own account or to advance funds for the account of any of its customers or prospective purchasers of Bonds (or Beneficial Ownership Interests).  The Borrower shall, at its expense, furnish the Remarketing Agent with a prospectus meeting the requirements of applicable state and federal securities laws as a condition precedent to the institution by the Borrower of the remarketing described in Section 411.  The Remarketing Agent’s compensation for remarketing shall be fixed by agreement between

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the Borrower and the Remarketing Agent within the range of customary charges by investment bankers for similar services and shall be paid by the Borrower.

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ARTICLE V

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 501

Payment of Principal and Interest.  The Issuer covenants that it will promptly pay the principal of, premium, if any, and interest on each Bond issued under this Indenture at the place, on the date and in the manner provided in said Bond according to the true intent and meaning thereof.  The principal of, premium, if any, and interest on the Bonds are payable solely from the Pledged Revenues, and nothing in the Bonds or this Indenture shall be considered as pledging any other funds or assets of the Issuer.

Section 502

Performance of Covenants; Authority.  The Issuer covenants that it will faithfully perform each and every undertaking, covenant, stipulation and provision contained in this Indenture and in each and every Bond executed, authenticated and delivered hereunder.  The Issuer represents that it is duly authorized under the Constitution and laws of the State of Wisconsin to issue the Bonds, to execute this Indenture and to pledge the revenues described and pledged herein.  The Issuer represents further that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture and the Loan Agreement has been duly and effectively taken, and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the Issuer according to the tenor and import thereof.

Section 503

Instruments of Further Assurance.  The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such Supplemental Indentures and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, pledging, assigning and confirming unto the Trustee all and singular the Trust Estate and the revenues pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds.

Section 504

Inspection of Books.  The Issuer and the Trustee each covenant and agree that all books and documents in their possession relating to the Bonds and the Pledged Revenues shall at all times be open to inspection by such accountants or other agents as the Trustee, the Borrower or the Issuer may from time to time designate.

Section 505

Rights Under Loan Agreement and Other Documents.  The Issuer covenants and agrees that except as provided herein and in the Loan Agreement it will not sell, assign, pledge, transfer, encumber or otherwise dispose of the Pledged Revenues. The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth covenants

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and obligations of the Issuer and Borrower, including provisions that subsequent to the issuance of the Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof, the Loan Agreement shall not be effectively amended, changed, modified, altered or terminated (other than as provided therein) without the concurring written consent of the Trustee and the Credit Facility Provider.  The Issuer agrees that the Trustee in its own name may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to the Loan Agreement (other than the Unassigned Rights) and the Promissory Note for and on behalf of the Bondowners whether or not the Issuer is in default hereunder, but the Trustee shall not thereby be deemed to have assumed the obligations of the Issuer under the Loan Agreement or the Promissory Note and shall have no obligations thereunder except as expressly provided herein or therein.  The Issuer hereby agrees to cooperate fully with the Trustee (at the expense of the Borrower) in any proceedings or to join in or commence in its own name any proceedings necessary to enforce the rights of the Issuer and all obligations of the Borrower under and pursuant to the Loan Agreement and the Promissory Note, if the Trustee shall so request.

Section 506

Tax-Exempt Status of Bonds.  The Issuer covenants that it will take no action which would adversely affect the exclusion of interest on the Bonds from gross income under Section 103(a) of the Internal Revenue Code.

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ARTICLE VI

CUSTODY AND APPLICATION OF PROCEEDS OF BONDS

Section 601

Application of Proceeds of Bonds.  The Trustee shall deposit the Bond proceeds received by it for the account of the Issuer from the original sale of the Bonds as follows:

(a)

An amount equal to the Cost of Issuance Deposit Amount shall be deposited into the Issuance Expense Fund; and

(b)

The balance shall be deposited into the Construction Fund.

Section 602

Cost of Issuance Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the names of the Issuer and the Borrower and the label “Cost of Issuance Fund.”  The Trustee shall deposit into the Cost of Issuance Fund, when and as received, the amount specified in Section 601(a) hereof.

The Trustee is hereby authorized and directed to disburse moneys from the Cost of Issuance Fund to pay (or reimburse the Borrower for) the Bond Issuance Costs (as defined in the definition of “Eligible Costs of the Project”) in Section 1.1 of the Loan Agreement).  Except as otherwise provided below, such disbursements shall be made only upon requisition of the Borrower meeting the requirements of and submitted in accordance with Section 3.2 of the Loan Agreement.

If an Event of Default shall have happened and be continuing, the Trustee (without any authorization from the Borrower) shall make such disbursements from the Cost of Issuance Fund directly to the persons determined by the Trustee to be entitled thereto, and after all Bond Issuance Costs have been paid any remaining balance in the Cost of Issuance Fund shall be applied in accordance with Section 1006 of this Indenture.

If there shall be any balance in the Cost of Issuance Fund remaining after the earlier of (i) the date which is 90 days after the date of issuance of the Bonds or (ii) the Trustee’s receipt of a certification by the Borrower’s Representative that all Bond Issuance Costs have been paid, the Trustee shall transfer such remaining balance to the Construction Fund or, if the Construction Fund has been closed pursuant to Section 3.6 of the Loan Agreement, to the Surplus Construction Fund.

Section 603

Construction Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the names of the Issuer and the

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Borrower and the label “Construction Fund”.  The Trustee shall deposit into the Construction Fund, when and as received:

(a)

the amount specified in Section 601(b) hereof;

(b)

any additional moneys which the Borrower may deliver to the Trustee from time to time with the instruction that such moneys be deposited into the Construction Fund; and

(c)

Moneys required to be deposited into the Construction Fund under the terms of a Supplemental Indenture.

The Trustee is hereby authorized and directed to disburse moneys from the Construction Fund to pay (or reimburse the Borrower for) the Engineering Costs, the Basic Project Costs, the Capitalized Interest Costs and the Other Costs of the Project (as defined in the definition of “Eligible Costs of the Project” in Section 1.1 of the Loan Agreement).  Except as otherwise provided below, such disbursements shall be made only upon requisition of the Borrower meeting the requirements of and submitted in accordance with Section 3.3 of the Loan Agreement.

If an Event of Default shall have happened and be continuing, the Trustee may (i) make disbursements from the Construction Fund, without the authorization of the Borrower, for the payment of any costs necessary to complete the Project, or (ii) to the extent consistent with an opinion of Bond Counsel to the effect that such application will not result in an Event of Taxability, apply moneys in the Construction Fund in accordance with Section 1006 of this Indenture.

Upon the closing of the Construction Fund in accordance with Section 3.6 of the Loan Agreement, any remaining balance in the Construction Fund shall be transferred to the Surplus Construction Fund.

Section 604

Surplus Construction Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the names of the Issuer and the Borrower and the label “Surplus Construction Fund”.

The Trustee shall deposit into the Surplus Construction Fund, when and as received:

(a)

Moneys remaining in the Construction Fund after it has been closed in accordance with Section 3.6 of the Loan Agreement;

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(b)

Moneys required to be transferred from the Costs of Issuance Fund pursuant to Section 602 hereof; and

(c)

Moneys required to be deposited into the Surplus Construction Fund under the terms of a Supplemental Indenture.

The Trustee is hereby authorized and directed to use the moneys in the Surplus Construction Fund to call Bonds for redemption pursuant to Section 403 of this Indenture.  Such redemption shall be in the largest amount possible and at the earliest possible call date or dates given the call provisions of the Bonds as specified in Section 403 of this Indenture.

Notwithstanding the foregoing, during periods in which the Bonds are callable only in an amount in excess of available moneys in the Surplus Construction Fund, or during periods in which the Bonds are callable but a call premium or penalty is required for such early redemption, the Trustee shall not transfer Surplus Construction Fund moneys to the Redemption Fund unless directed to do so by the Borrower in a Borrower’s Certificate.  In addition, the Borrower may direct the Trustee to use monies in the Surplus Construction Fund to finance Other Costs or to purchase Bonds on the open market for cancellation if the Trustee is furnished with an opinion of Bond Counsel to the effect that such action will not result in an Event of Taxability.

Until used for one or more of the foregoing purposes, any moneys in the Surplus Construction Fund shall be invested in Qualified Investments but may not be invested to provide a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date to the date of deposit of such moneys into the Surplus Construction Fund) greater than the yield on the Bonds from the proceeds of which such moneys were derived, all as such terms are defined and used in Section 148 of the Internal Revenue Code and any proposed, temporary or final regulations promulgated thereunder; provided that such yield restriction on the Surplus Construction Fund shall not apply if the Trustee is furnished with an opinion of Bond Counsel to the effect that the lack of a yield restriction on the Surplus Construction Fund will not result in an Event of Taxability.

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ARTICLE VII

REVENUES AND FUNDS

Section 701

Source of Payment.  The principal of, premium, if any, and interest on the Bonds shall be payable by the Issuer solely from the Pledged Revenues.

Section 702

Pledged Revenues.  The Pledged Revenues are hereby specifically, irrevocably and exclusively pledged to the punctual payment of the principal of, premium, if any, and interest on the Bonds, and shall be used for no other purpose except as otherwise expressly authorized in this Indenture.

Section 703

Bond Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with the names of the Issuer and the Borrower and the label “Bond Fund”.  Within the Bond Fund there are hereby created and ordered established and the Trustee shall maintain two separate accounts to be designated the “Credit Facility Account” and the “Borrower’s Payments Account”.

The Trustee shall deposit into the Bond Fund, when and as received:

(a)

All payments received under the Credit Facility other than payments received for the purchase of Bonds pursuant to Section 1205;

(b)

All payments from or for the account of the Borrower on the Promissory Note (except prepayments of principal and the premium, if any, thereon required to be deposited into the Redemption Fund) or pursuant to Section 7.2 of the Loan Agreement;

(c)

Moneys required to be transferred to the Bond Fund from other Trust Funds or from Pledged Revenues in accordance with this Indenture; and

(d)

Moneys required to be deposited into the Bond Fund pursuant to the terms of a Supplemental Indenture.

All payments received under the Credit Facility shall be deposited into the Credit Facility Account.  All other monies received by the Trustee for the account of the Bond Fund shall be deposited into the Borrower’s Payments Account.

All monies in the Bond Fund shall be used solely for the payment of interest on the Bonds and for the payment of principal of the Bonds when due (whether at maturity, by acceleration or call for redemption or otherwise).  The Trustee shall pay principal of and interest on the Bonds from the following sources and in the following priority

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First, from the Credit Facility Account (provided that no Pledged Bonds shall be paid from the Credit Facility Account);

Second, from Eligible Funds on deposit in the Borrower’s Payments Account; and

Third, from remaining monies in the Bond Fund, but only to the extent that the foregoing two sources are not likely, in the judgment of the Trustee, to be available and sufficient therefor.

Section 704

Redemption Fund.  There is hereby created by the Issuer and ordered established with the Trustee a Trust Fund to be designated with names of the Issuer and the Borrower and the label “Redemption Fund.”

The Trustee shall deposit into the Redemption Fund, when and as received:

(a)

All prepayments of principal by the Borrower on the Promissory Note, together with the premium, if any, thereon;

(b)

Moneys required to be transferred to the Redemption Fund from other Trust Funds in accordance with this Indenture; and

(c)

Moneys required to be deposited into the Redemption Fund pursuant to the terms of a Supplemental Indenture.

The Issuer hereby authorizes and directs the Trustee to (i) transfer Eligible Funds from the Redemption Fund to the Bond Fund when and as required to pay the principal of any Bonds called for redemption in accordance with this Indenture; (ii) withdraw funds from the Redemption Fund to pay any premiums payable on Bonds called for redemption in accordance with this Indenture; and (iii) transfer Eligible Funds from the Redemption Fund to the Bond Fund to pay the final payment of principal on the Bonds at the last maturity thereof.  Except to the extent moneys in the Redemption Fund are needed for the purposes described in the foregoing clauses (i) and (ii), the Trustee is authorized to use Eligible Funds in the Redemption Fund for the purchase of Bonds for cancellation; provided that such purchases shall be made only to the extent authorized by the Borrower in a Borrower’s Certificate; and provided further that the purchase price for any Bond so purchased shall not exceed the principal amount thereof plus any accrued and unpaid interest thereon.

Section 705

Trust Funds Held in Trust.  All Trust Funds shall be held in trust in the custody of the Trustee, subject to the provisions of this Indenture which permit disbursements from the Trust Funds.  All moneys and securities held in Trust Funds shall be subject to the first lien of this Indenture thereon and shall not be subject to lien, attachment,

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garnishment or other claims or proceedings by other creditors of the Borrower or the Issuer.

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ARTICLE VIII

INVESTMENTS

Section 801

Permitted Investment of Trust Funds. Moneys held in the Trust Funds shall be separately invested and reinvested by the Trustee in accordance with this Article VIII and Section 9.3 of the Loan Agreement.  Each investment shall be held by or under the control of the Trustee and shall be deemed at all times to be part of the particular Trust Fund in which such moneys were held.  Income and profit from any such investment shall be credited to the Trust Fund for whose account the investment was made except that, in the case of the Cost of Issuance Fund, such income and profit shall be credited to the Construction Fund.  Any net loss realized and resulting from any such investment shall be charged to the particular Trust Fund for whose account the investment was made.

All such investments and reinvestments shall be made in Qualified Investments having a maturity not later than the estimated time when the moneys so invested will be needed for the purposes of the Trust Fund of which they are a part.  Investments and reinvestments of moneys held in the Surplus Construction Fund shall be restricted as to yield as provided in Section 604 of this Indenture. Monies in the Bond Fund shall be invested only in Government Obligations.

The Trustee may make and execute any such investment through its own bond department, money center or other investment operation or through the bond department, money center or investment operation of any affiliated bank.

Section 802

Arbitrage.  The Issuer covenants that it will take no action to permit any investment or other use of the proceeds of the Bonds which would cause any Bond to be classified as an “arbitrage bond” within the meaning of Section 148 the Internal Revenue Code or any proposed, temporary or final regulations issued thereunder.

In the event the Issuer or the Borrower is of the opinion (supported by an opinion of Bond Counsel) that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in any Trust Fund in order to avoid the Bonds being considered “arbitrage bonds” within the meaning aforesaid, the Issuer may (and shall if so requested by the Borrower) issue to the Trustee a written certificate to such effect together with appropriate written instructions, in which event the Trustee shall take such action as is necessary so to restrict or limit the yield on such investment in accordance with such certificate and instructions, irrespective of whether the Trustee shares such opinion.

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Section 803

Rebate of Certain Arbitrage Profits.  To the extent required by law, the Trustee shall take the following actions to provide for payment to the United States Treasury pursuant to Section 148(f) of the Internal Revenue Code and any proposed, temporary or final regulations promulgated thereunder:

(a)

Either the Trustee or an agent employed by the Trustee shall make a determination, at least (i) on the earlier of the Completion Date or the third anniversary of the date of issuance of the Bonds, and (ii) thereafter on the fifth anniversary of the Effective Date, and (iii) upon the final payment of the Bonds, of the amount required to be paid to the United States Treasury.  If an agent is employed, the Trustee may pay its reasonable compensation which shall be an expense of the administration of this Indenture reimbursable by the Borrower under the Loan Agreement.

(b)

An amount equal to the amount to be paid shall be paid by the Borrower to the Trustee pursuant to Section 7.6(g) of the Loan Agreement and deposited by the Trustee into a special account established with the Trustee and designated with the names of the Issuer and the Borrower and the label “Rebate Account”, which shall be held for the sole benefit of the United States Treasury and shall not be or be deemed to be a Trust Fund.

(c)

The Trustee shall make payment to the United States Treasury from the Rebate Account on the dates and in the manner required by law, as indicated by an opinion of Bond Counsel or otherwise determined by the Trustee.

(d)

The Trustee shall take any additional action required to be taken pursuant to the nonarbitrage certificate delivered by the Issuer in connection with the issuance and sale of the Bonds.

(e)

The Trustee shall keep records of the determinations made under clause (a) above, on behalf of on the Issuer, until six years after the final payment the Bonds.

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ARTICLE IX

DISCHARGE

Section 901

Discharge.  If the Issuer shall pay or cause to be paid the principal, premium, if any, and interest due or to become due on the Bonds at the times and in the manner stipulated therein, and if the Issuer shall not then be in default in any of the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, then these presents and the estate and rights hereby granted shall cease, terminate and be void, whereupon the Trustee shall cancel and discharge the lien of this Indenture and execute and deliver to the Issuer such instruments in writing as shall be requisite to cancel and discharge the lien hereof, and reconvey, release, assign and deliver unto the Issuer any and all the estate, right, title and interest in and to any and all property conveyed, assigned or pledged to the Trustee or otherwise subject to the lien of this Indenture, except moneys or securities held by the Trustee in separate segregated trust accounts pursuant to Sections 213 and 410 hereof for the purchase of Untendered Bonds or the payment of the principal of, premium, if any, and interest on unpresented Bonds.

A Bond shall be deemed to be paid within the meaning of this Article when payment of the principal of and premium, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in this Indenture, or otherwise) either (A) shall have been made in accordance with the terms of this Indenture, or (B) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment or (ii) Government Obligations not redeemable at the option of the issuer or anyone acting on its behalf maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys to make such payment, and all necessary and proper fees and expenses of the Trustee pertaining to the Bond with respect to which such deposit is made. At such time as a Bond shall be deemed to be paid hereunder as aforesaid, it shall no longer be deemed to be Outstanding hereunder and shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations.

Notwithstanding the foregoing, no deposit under clause (B) of the immediately preceding paragraph shall be deemed a payment of such Bonds as aforesaid until:

(a)

The deposit shall have been made under the terms of an escrow trust agreement in form and

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substance satisfactory to the Trustee consistent herewith, which shall identify the bonds covered thereby;

(b)

In the case of an escrow trust deposit with respect to Bonds subject to redemption prior to maturity at the option of the Borrower, the Borrower shall have delivered a Borrower’s Certificate designating when such Bonds are to be paid or redeemed under the terms of such escrow trust agreement;

(c)

In the case of Bonds which are subject to mandatory redemption or which are subject to mandatory or optional tender for purchase, the Trustee shall have been furnished with evidence satisfactory to it that a redemption of such Bonds in accordance with their terms in advance of stated maturity will not create a deficiency in the escrow;

(d)

In case of Bonds which are to be redeemed prior to maturity from such escrow trust deposit, a redemption notice meeting the requirements of Section 302 hereof and stating that such Bonds are being redeemed from a deposit made pursuant to this Article either (i) shall have been given, or (ii) shall have been provided for by delivery to the Trustee of irrevocable instructions for the giving of such notice;

(e)

The Trustee shall have been furnished with an opinion of Bond Counsel to the effect that the payment of the Bonds in accordance with said escrow trust agreement will not adversely affect the tax-exempt status of the Bonds and will not cause the Bonds to be classified as “arbitrage bonds” under Section 148 of the Internal Revenue Code;

(f)

The Trustee shall have been furnished with a Preference Opinion in respect of the moneys so deposited; and

(g)

The Trustee shall have given notice of such deposit to the Owner of each Bond at the address shown on the Bond Register.

Notwithstanding any provision of any other Article of this Indenture which may be contrary to the provisions of this Article, all moneys or Governmental Obligations set aside and held in trust pursuant to the provisions of this Article for the payment of Bonds (including interest and premium thereon, if any) shall be applied to and used solely for the payment of the particular Bonds (including interest and premium thereon, if any) with respect to which such moneys and Government Obligations have been so set aside in trust.

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Notwithstanding any other provision to the contrary in this Indenture and unless otherwise agreed to by the Credit Facility Provider, (i) to the extent that moneys are drawn by the Trustee under the Credit Facility or the Borrower is otherwise indebted to the Credit Facility Provider under the Credit Agreement and (ii) the fees, costs and expenses of the Issuer and the Trustee hereunder have been paid, then:  (A) the lien of this Indenture shall not be discharged; (B) the Credit Facility Provider shall be subrogated to the extent of such draws on the Credit Facility or the Borrower’s indebtedness to the Credit Facility Provider to all rights of the Bondholders to enforce the payment of the Bonds from the Security and all other rights of the Bondholders under the Bonds, this Indenture and the Loan Agreement; (C) the Credit Facility Provider shall be entitled in its own right upon payment in full of the principal of and interest on the Bonds to exercise all rights of enforcement and remedies set forth in Article IX hereof; (D) the Bondholders will be deemed paid to the extent of moneys drawn by the Trustee under the Credit Facility; and (E) the Trustee shall sign, execute and deliver all documents or instruments and do all things which may be reasonably required by the Credit Facility Provider to effect the Credit Facility Provider’s subrogation of rights of enforcement and remedies set forth in Article IX hereof in accordance with the intent of this Section 9.01.

Anything in Article XIII hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of Bonds and the interest and premium, if any, thereon and such Bonds and the interest and premium, if any, thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the Owner of each of the Bonds affected thereby.

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ARTICLE X

DEFAULT PROVISIONS

AND REMEDIES OF TRUSTEE AND BONDOWNERS

Section 1001

Defaults; Events of Default.  If any of the following events occur, it is hereby defined as and declared to be and to constitute an “Event of Default”:

(a)

Default in the due and punctual payment of the principal or purchase price of, premium, if any, or interest on any Bond whether at the stated maturity thereof, on a Tender Date, or upon proceedings for redemption (or purchase in lieu of redemption) thereof, or upon the maturity thereof by acceleration or otherwise; or

(b)

The acceleration of the maturity of the Promissory Note pursuant to the terms of Section 10.2 of the Loan Agreement; or

(c)

Default in the performance or observance of any of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Bonds contained and the continuance thereof for a period of 60 days after written notice given to the Issuer by the Trustee or to the Trustee and the Issuer by the Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding; or

(d)

Prior to the Conversion Date, the Credit Facility Provider admits its insolvency or becomes unable to pay its debts as they mature or a receiver is appointed for the Credit Facility Provider; or the Credit Facility Provider defaults in the payment when due of any amounts due under the Credit Facility; or the Credit Facility ceases to remain in full force and effect; or

(e)

Prior to the Conversion Date, the Credit Facility Provider shall deliver a certificate to the Trustee (i) stating that an “event of default” (as defined therein) has occurred under the Credit Facility Reimbursement Agreement and demanding an acceleration of the Bonds or (ii) stating that the amount of a drawing under the Credit Facility in respect of interest on the Bonds will not be reinstated.

Section 1002

Acceleration.  Upon the occurrence of an Event of Default set forth in Section 1001(a), (b), (d) or (e) hereof and without regard to the continuance thereof, the Trustee shall declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, and such

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principal and interest shall thereupon become and be immediately due and payable.

Upon the occurrence of an Event of Default set forth in Section 1001(c) hereof, the Trustee may with the written consent of the Credit Facility Provider, and shall upon the written request of Credit Facility Provider and the Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, by notice in writing delivered to the Issuer, the Credit Facility Provider and the Borrower, declare the principal of all Bonds then outstanding and the accrued interest thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

Upon an acceleration of the maturities of the Bonds, the Trustee shall forthwith demand payment from the Credit Facility Provider for the payment under the Credit Facility pursuant to the terms thereof in an amount sufficient to pay the principal of and interest on the Bonds (other than Borrower or Pledged Bonds) to the expected payment date.

Section 1003

Remedies.  Upon the occurrence of an Event of Default (other than an Event of Default set forth in Section 1001(d) hereof), the Trustee, with the written consent of the Credit Facility Provider, may, in addition to acceleration as provided in Section 1002, pursue any available remedy by action at law or suit in equity to enforce the payment of the principal of, premium, if any, and interest on the Bonds or on the Promissory Note.  The Credit Facility Provider shall have no right to consent to, or to withhold consent to, the pursuit by the Trustee of any additional remedies as provided in this Section 1003 upon the occurrence of an Event of Default set forth in Section 1001(d) hereof.

The Trustee, as beneficiary of the Credit Facility, shall enforce such of its rights thereunder as it shall deem necessary or appropriate.  The Trustee, as an assignee of rights and interests of the Issuer in and to the Loan Agreement shall, with the prior written consent of the Credit Facility Provider, except if there shall be an Event of Default under Section 1001(d) hereof, enforce such of its rights and the rights of the Issuer thereunder as it shall deem necessary or appropriate.  In exercising such rights and the rights given the Trustee under this Article X, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 1101 hereof, would best serve the interests of the Bondowners.

If an Event of Default shall have occurred, and if requested so to do by the Owners of at least 25% in aggregate principal amount of Bonds then Outstanding and if indemnified as provided in subsection (l) of Section 1101 hereof, the Trustee shall be obliged to exercise such one or more of the rights and

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powers conferred by this Article as the Trustee, being advised by counsel, shall deem most expedient in the interest of the Bondowners, subject to the rights of the Credit Facility Provider.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondowners) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondowners hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to the provisions of Section 1010 hereof or by the Bondowners, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

Section 1004

Right of Bondowners to Direct Proceedings.  Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in aggregate principal amount of Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture (including, where applicable, the consent of the Credit Facility Provider).

Section 1005

Waiver of Certain Rights.  Upon the occurrence of an Event of Default, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it, shall set up, claim or seek to take advantage of any moratorium, stay, extension or redemption laws now or hereafter in force to prevent or hinder the enforcement of this Indenture, but the Issuer for itself and all who may claim through or under it hereby waives, to the extent that it lawfully may do so, the benefit of all such laws to which it may be entitled by law.

Section 1006

Application of Moneys.  All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment

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of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee (provided that no such costs or expenses may be taken or paid from Credit Facility proceeds), be deposited into the Bond Fund and all moneys held or deposited in the Bond Fund during the continuance of an Event of Default shall be applied, in the order of priority set forth in Section 703 of this Indenture, as follows (provided that no Pledged Bonds shall be paid from Credit Facility proceeds):

(a)

Unless the principal of all the Bonds has become or shall have been declared due and payable, all such moneys shall be applied:

First:

To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest including interest (to the extent permitted by law) on overdue installments of interest at the same rate(s) per annum as borne by such Bonds on the date such interest became due, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto without any discrimination or privilege; and

Second:

To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest (to the extent permitted by law) on such Bonds from the respective dates upon which they became due at the same rate(s) per annum as borne by such Bonds on the date such principal became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal, with interest (to the extent permitted by law) on such principal from the respective dates on which such principal became due, due on such date, to the persons entitled thereto without any discrimination or privilege.

Third:

To the payment to the persons entitled thereto of the unpaid premium, if any on any of the Bonds which have been called for redemption, in the order of the redemption dates, with interest (to the extent permitted by law) on such premiums from the respective dates on which such premiums became due, and, if the amount available shall not be sufficient to

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pay in full the premiums due on any particular redemption date, together with such interest, then to the payment ratably, according to the premium due on such date, to the persons entitled thereto without any discrimination or privilege.

(b)

If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied first to the payment of the principal and interest then due and unpaid upon all of the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege, and secondly to the payment of the premium, if any, then due, ratably to the persons entitled thereto without any discrimination or privilege.

(c)

If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall apply such funds, it shall fix the date (which shall be a regularly scheduled Interest Payment Date unless it shall deem another date more suitable or unless the Credit Facility requires an earlier payment date) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue.  The Trustee shall give such notice as it may deem appropriate of the deposit with it of such moneys and of the fixing of such date and shall not be required to make payment to the Owner of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all of the Bonds and interest thereon have been paid under the provisions of this Section 1006 and all fees, charges and expenses of the Trustee and any paying agents and all other amounts required to be paid hereunder have been paid, any balance remaining in the Bond Fund shall be paid to the Credit Facility Provider to the extent of any amounts due it pursuant to the Credit

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Facility Reimbursement Agreement, and thereafter to the Borrower.

Section 1007

Remedies Vested in Trustee.  All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Owners of the Bonds, and any recovery of judgment shall, subject to the provisions of Section 1006 hereof, be for the equal and ratable benefit of the Owners of the Outstanding Bonds.

Section 1008

Rights and Remedies of Bondowners.  No Owner of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless: (i) a default has occurred of which the Trustee has been notified as provided in subsection (h) of Section 1101, and or of which by said subsection it is deemed to have notice, (ii) such default shall have become an Event of Default and the Owners of at least 25% in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (iii) such Owners shall have offered to the Trustee indemnity as provided in Section 1101, and (iv) the Trustee shall thereafter have failed or refused to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trust of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the security of this Indenture by its, his, her or their action or to enforce any right hereunder except in the manner herein provided and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Owners of all Bonds then Outstanding.  Nothing in this Indenture contained shall, however, affect or impair the right of any Owner of Bonds to enforce the payment of the principal of and interest on any Bond at and after the stated maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective

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Owners of the Bonds at the time and place, from the source and in the manner herein and in said Bonds expressed.

Section 1009

Termination of Proceedings.  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Borrower and the Trustee shall be restored to their former positions and rights hereunder and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 1010

Waivers of Events of Default.  The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds upon the written request of the Owners of a majority in aggregate principal amount of all of the Bonds then Outstanding; provided, however, that the Event of Default set forth in Section 1001(e) may be waived only with the written consent of the Credit Facility Provider and upon the reinstatement of funds available under the Credit Facility; and provided further that there shall not be waived without the consent of the Owners of all the Bonds Outstanding (i) any Event of Default in the payment of the principal of any Outstanding Bonds at the date of maturity specified therein or at the date fixed for the redemption or mandatory purchase thereof, or (ii) any Event of Default in the payment when due of the interest on any such Bonds unless, prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) on overdue installments of interest at the same rate(s) per annum as borne by such Bonds, or all arrears of payments of principal, with interest (to the extent permitted by law) on overdue principal at the same rate(s) per annum as borne by such provided in the Bonds, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for; and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

Section 1011

Opportunity to Cure Defaults by Issuer.  With regard to any alleged default by the Issuer hereunder, the Issuer hereby names and appoints the Borrower and the Credit Facility Provider or either of them as its attorney-in-fact and agent with full authority to perform any covenant or obligation alleged to constitute a default by the Issuer, in the name and stead of the Issuer with full power to do any and all things and acts with power of substitution.

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Section 1012

Certain Notices to Borrower.  In the event that the Trustee fails to receive when due any payment of principal or interest by the Borrower on the Promissory Note, the Trustee shall immediately give written notice thereof by registered or certified mail, postage prepaid, or by messenger to the Borrower specifying such failure.  Such notice, however, shall not be a condition precedent to the exercise of any remedy hereunder, and failure to give such notice shall not preclude such default from being an Event of Default.

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ARTICLE XI

THE TRUSTEE

Section 1101

Acceptance of Trusts.  The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

(a)

The Trustee, prior to the occurrence of any Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonable and prudent person would exercise or use under the circumstances in the conduct of personal affairs.

(b)

The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents and employees as may reasonably be employed in connection with the trust hereof.  The Trustee may act upon an opinion of Independent Counsel and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance upon such opinion of Independent Counsel.

(c)

The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds) or for the validity of the execution by the Issuer of this Indenture or of any supplements hereto or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Borrower in connection with the Loan Agreement, except as hereinafter set forth; and the

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Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Article VIII hereof.

(d)

The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the Owner of Bonds secured hereby with the same rights which it would have if not Trustee.  The Trustee may in good faith buy, sell, own and deal in any of the Bonds and may join in any action which any Bondowner may be entitled to take with like effect as if the Trustee were not a party to this Indenture.

(e)

The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telex, telecopy or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.  Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Owner of any Bond, shall be conclusive and binding upon all future Owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

(f)

As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by the Chief Municipal Officer or such other person as may be designated for such purpose by resolution of the Issuer’s Governing Body, and attested by the Clerk or such other person as may be designated for such purpose by resolution of the Issuer’s Governing Body, as sufficient evidence of the facts therein contained; and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept and rely upon a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.  The Trustee may accept a certificate of the Clerk under the Issuer’s seal, if any, to the effect that a resolution in the form therein set forth has been adopted by the Issuer’s Governing Body as conclusive evidence that such resolution has been duly adopted, and is in full force

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and effect.  The resolutions, orders, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the withdrawal of cash and the taking or omitting of any other action hereunder.

(g)

The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful default.

(h)

The Trustee shall not be presumed to have knowledge of any default or Event of Default hereunder except (i) failure to pay the principal or purchase price of, premium, if any, and interest on the Bonds or the Promissory Note, or (ii) the failure of the Credit Facility Provider to honor a demand made by the Trustee under the Credit Facility, unless the Trustee shall be specifically notified in writing of such default by the Borrower, the Issuer, the Credit Facility Provider or the Owners of at least 10% in aggregate principal amount of Bonds then Outstanding.

(i)

At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right, but shall not be required, to inspect all books, papers and records of the Issuer pertaining to the Bonds and to take such memoranda from and in regard thereto as may be desired.

(j)

The Trustee shall not be required to give any bond or surety in respect of the execution of said trusts and powers or otherwise in respect of the premises.

(k)

Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required, as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

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(l)

Before taking any action under Articles X or XI of this Indenture, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default, by reason of any action so taken.

(m)

All moneys received by the Trustee or any Alternate Paying Agent shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law.  Neither the Trustee nor any Alternate Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

(n)

While the Bonds are in book entry form, the Trustee shall comply with the representations and undertakings set forth in the Letter of Representations.

Section 1102

Specific Duty of Trustee to File Continuation Statements.  The Trustee shall periodically file Uniform Commercial Code continuation statements as required to maintain and continue the perfection of any security interests granted by the Issuer as debtor to the Trustee as secured party hereunder.

Section 1103

Notice to Bondowners if Default Occurs.  If a default occurs of which the Trustee has, or is by subsection (h) of Section 1101 hereof presumed to have, knowledge, then the Trustee shall give written notice thereof by first-class mail to the Owners of all Bonds then Outstanding.

Section 1104

Intervention by Trustee.  In any judicial proceedings to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Owners of the Bonds, the Trustee may intervene on behalf of Bondowners and shall do so if requested in writing by the Owners of at least 25% in aggregate principal amount of all Bonds then Outstanding, provided that the Trustee shall first have been offered such reasonable indemnity against such liability as it may incur in or by reason of such proceedings.  The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

Section 1105

Successor Trustee.  Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or

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transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become a successor Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 1106

Resignation by Trustee.  The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving 30 days’ prior written notice to the Issuer, the Borrower and the Credit Facility Provider, and by first-class mail to each Owner of Bonds. Such resignation shall take effect, however, only upon the appointment of a successor Trustee (or a temporary Trustee as provided in Section 1108 hereof) by the Bondowners or by the Issuer and the acceptance of such appointment.

Section 1107

Removal of Trustee.  The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the Owners of a majority in aggregate principal amount of Bonds then Outstanding.  Such removal shall take effect, however, only upon the appointment of a successor Trustee (or a temporary Trustee as provided in Section 1108 hereof) by the Bondowners or by the Issuer and the acceptance of such appointment.

Section 1108

Appointment of Successor Trustee by Bondowners; Temporary Trustee.  In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Owners of a majority in aggregate principal amount of Bonds then Outstanding by an instrument or concurrent instruments in writing signed by such Owners, or by their attorneys-in-fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer by an instrument executed and signed by the Chief Municipal Officer and attested by the Clerk under its seal shall appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondowners in the manner above provided; and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such Bondowners.  If no successor Trustee has been appointed within 60 days from the mailing of notice of resignation by the Trustee under Section 1106, or from the date the Trustee is removed or becomes incapable of acting hereunder, the Trustee or any Bondowner may

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petition a court of competent jurisdiction to appoint a successor Trustee.  Every such Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank organized and in good standing under the laws of the United States of America or any state of the United States of America having the power and any authority to assume the duties and trusts hereby created and having a reported capital, surplus and undivided profits of not less than $10,000,000 if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.  So long as no Event of Default is continuing under the Loan Agreement, no Successor Trustee shall be appointed hereunder without obtaining the prior written consent of the Borrower.

Section 1109

Concerning Any Successor Trustee.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer and the Borrower an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall nevertheless, on the written request of its successor, or of the Issuer, execute and deliver an instrument transferring to such successor Trustee all the properties, rights, powers, and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the properties, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing, shall, on request, be executed, acknowledged and delivered by the Issuer.

Section 1110

Appointment of Co-Trustee.  At any time or times, for the purposes of conforming to any legal requirements, restrictions or conditions in any State, or if the Trustee shall be advised by Independent Counsel that it is necessary or advisable in the interest of the Bondowners so to do, the Issuer and the Trustee shall have power to appoint (and upon the request of the Trustee, the Issuer shall for such purpose join with the Trustee in the execution, delivery and recording of all instruments and agreements necessary or proper to appoint) another corporation or one or more persons, approved by the Trustee, either to act as separate Trustee or Trustees or Co-Trustees of all or any of the trust estate jointly with the Trustee hereunder.

Every separate Trustee or Co-Trustee (other than the Trustee initially acting as Trustee hereunder, hereinafter in this Section called the “Initial Trustee”, and any Trustee which may be appointed as successor to it) shall, to the extent

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permitted by law, be appointed subject to the following provisions and conditions, namely:

(i)

The Bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all funds and any securities pledged hereunder, shall be exercised solely by the Initial Trustee or its successors in trust hereunder;

(ii)

No power shall be exercised hereunder by such separate Trustee or Co-Trustee except with the consent in writing of the Initial Trustee or its successors in the trust hereunder;

(iii)

The Issuer and the Initial Trustee or its successors in the trust hereunder, at any time by an instrument in writing executed by them jointly, may accept the resignation or remove any separate Trustee or Co-Trustee appointed under this Section, and may likewise and in like manner appoint a successor to such separate Trustee or Co-Trustee who shall be so removed or who shall have resigned as provided in Section 1106 hereof, anything herein contained to the contrary notwithstanding; and

(iv)

No Trustee or Co-Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee or Co-Trustee hereunder.

Any notice, request or other writing, by or on behalf of the Owners of the Bonds issued hereunder, delivered solely to the Initial Trustee, or its successors in trust, shall be deemed to have been delivered to all of the then Trustees and Co-Trustees as effectually as if delivered to each of them.  Every instrument appointing any Trustee or Co-Trustee other than a successor to the Initial Trustee shall refer to this Indenture and the conditions in this Section expressed, and upon the acceptance in writing by such Trustee or Co-Trustee, he, she, they or it shall be vested with the rights, powers, estate and/or property specified in such instrument either jointly with the Initial Trustee, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the Initial Trustee or its successors in the trust.  Any separate Trustee or Co-Trustee may at any time by an instrument in writing constitute the Initial Trustee or its successors in the trusts hereunder, his, her, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretion authorized or permitted by him, her, them or it, for and in behalf of him, her, them or it, and in his, her, their or its name.  Any Co-Trustee may, as to any action

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hereunder, whether discretionary or otherwise, act by attorney-in-fact.  In case any separate Trustee or Co-Trustee, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of said separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Initial Trustee or its successors in trust until the appointment of a successor to such separate Trustee or Co-Trustee.

Section 1111

Acquisition of Conflicting Interests by Trustee.  If the Trustee has or shall acquire any conflicting interest, the Trustee shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate the same or resign by giving notice in accordance with Section 1106 hereof to the Issuer, the Borrower and Bondowners within such period; provided that such resignation shall become effective upon the appointment of a successor Trustee and such successor’s acceptance of such appointment, and the Issuer and the Trustee agree to take prompt steps to have a successor appointed in the manner herein provided.

The Trustee shall be deemed to have a conflicting interest hereunder if, while the Bonds are not secured by a Credit Facility, it has a “conflicting interest” within the meaning of Section 310(b)(1) to (9), inclusive, of the Trust Indenture Act of 1939, as amended, except that the Trustee shall not be deemed to have a conflicting interest solely by reason of its having for itself or as a banker become a purchaser, seller or pledgee of Bonds, it being understood that the Trustee may so deal with Bonds with the same rights that it would have if it were not Trustee and without liability or accountability to the Issuer or Owners of Bonds on account thereof.  Also, it may act as depositary for any purpose for any committee formed to protect the rights of Bondowners or effect or aid in any reorganization growing out of or involving the enforcement of the Bonds or this Indenture whether or not any such committee shall represent the Owners of a majority in aggregate principal amount of the Bonds Outstanding hereunder.

In the event that the Trustee shall fail to comply with the provisions of this Section, the Trustee shall within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Bondowners.

Any Bondowner who has been a bona fide Owner of a Bond or Bonds for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such Owner, to comply with the provisions of this Section.

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Section 1112

Requirement of a Corporate Trustee.  There shall at all times be one or more Trustees hereunder. One of the Trustees hereunder shall at all times be a corporate Trustee, and the corporate Trustee and any successor to the corporate Trustee, appointed as hereinbefore provided, shall be a corporation organized and doing business under the laws of the United States of America or any State or territory thereof, or of the District of Columbia, and shall be authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and have a combined capital, surplus and undivided profits of not less than the $10,000,000; provided, however, that the preceding combined capital, surplus and undivided profits test shall not apply to the initial Trustee under this Indenture. If such corporate Trustee publishes reports of its condition at least annually, pursuant to law or to the requirements of any supervising or examining authority hereinbefore referred to, then for the purposes of this Section, the combined capital, surplus and undivided profits of the corporate Trustee shall be deemed its combined capital, surplus and undivided profits as the same is set forth in such corporate Trustee’s most recent report of condition so published.

Section 1113

Trustee’s Fees.  The Borrower has agreed in the Loan Agreement to pay certain fees and expenses of the Trustee for acting as Trustee hereunder.  The Trustee shall not be entitled to any payment from the Issuer for fees or expenses of the Trustee, except to the extent payable from Pledged Revenues. During the continuance of an Event of Default, the Trustee shall have a first lien on Pledged Revenues (other than proceeds of the Credit Facility and moneys in the Bond Purchase Account and the segregated trust accounts held by the Trustee pursuant to Sections 213, 410 or 412 hereof) for payment of its fees and expenses in accordance with the Loan Agreement, with a right of payment therefrom prior to payment of any principal, premium, or interest on the Bonds.  The Trustee shall not be entitled to any payments of fees or reimbursements of expenses which result from the negligence or willful default of the Trustee.

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ARTICLE XII

CONCERNING THE CREDIT FACILITY

Section 1201

Trustee to Draw on Credit Facility.  For so long as the Credit Facility remains outstanding, the Trustee shall draw on the Credit Facility as follows:

(a)

On each Interest Payment Date -- an amount sufficient to pay all interest on the Outstanding Bonds due on such Interest Payment Date;

(b)

On the Final Maturity Date -- an amount sufficient to pay the principal amount of the Outstanding Bonds;

(c)

On each redemption date fixed pursuant to Sections 403, 404, or 405 of this Indenture -- an amount sufficient to pay the principal of and accrued interest (to the extent not already covered by the draw described in clause (a) above) on all Outstanding Bonds to be redeemed on such redemption date;

(d)

At or before 11:00 a.m., Milwaukee, Wisconsin, time, on each Tender Date -- an amount sufficient, together with available Eligible Funds on deposit at 11:00 a.m. in the Bond Purchase Account, to pay the purchase price (to the extent not already covered by the draw described in clause (a) above) of all Tendered Bonds or Beneficial Ownership Interests; and

(e)

Upon acceleration of the maturity of the Bonds pursuant to Section 1002 of this Indenture -- an amount sufficient to pay the principal of the Outstanding Bonds and the accrued interest thereof to the date on which the proceeds of such draw are expected to be available for such payment;

provided, however, that for purposes of this Section 1201, Pledged Bonds shall not be deemed Outstanding, and the Trustee shall not draw on the Credit Facility or use the proceeds of the Credit Facility for the payment of Pledged Bonds.

Each such draw on the Credit Facility shall be made in timely manner in accordance with the terms of the Credit Facility. A draw may be made by facsimile if permitted under the Credit Facility.  In the event that for purposes of obtaining or maintaining a rating for the Bonds or for any other reason, it shall be necessary or desirable to make provision for draws on the Credit Facility at particular times, the Trustee shall deliver a written undertaking so to do and shall be bound thereby

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to the same extent as if the terms thereof were set forth in full in this Indenture.

Section 1202

Requirements Regarding Credit Facility and Substitute Credit Facility.  Each Credit Facility shall have the following terms and provisions:

(a)

the Credit Facility shall be issued by a Credit Facility Provider and shall permit demands to be made against it as set forth in Section 1201 of this Indenture;

(b)

the Credit Facility shall have a Credit Facility Expiration Date which is the fifteenth day of a month that is not earlier than (i) if issued in respect of the period prior to the Conversion Date, the expiration date of the Credit Facility being replaced and (ii) if issued in respect of the period on and after the Conversion Date, the first date on which the Bonds would be subject to redemption at par pursuant to Section 403(B) hereof;

(c)

the Credit Facility shall be in an amount not less than the sum of (i) the maximum principal amount of Bonds that will be Outstanding commencing on the first date on which draws are permitted thereunder, plus (ii) at least 110 days of interest on such principal amount of Bonds at the maximum rate that could be borne thereby (if issued in respect of the period prior to the Conversion Date) or at least      days of interest on such principal amount at the actual rates borne thereby (if issued in respect of the period on and after the Conversion Date);

(d)

the Credit Facility shall be issued in favor of and delivered to the Trustee; and

(e)

in the case of a Substitute Credit Facility, the issuer of the Substitute Credit Facility has a rating on its long-term unsecured debt equal to the lower of:  (i) the rating on the immediately preceding Credit Facility at the time of the expiration of such Credit Facility or the replacement of such Credit Facility with the Substitute Credit Facility, as the case may be or (ii) the second-highest rating category, without regard to degree within such category, from a nationally recognized rating agency.

The Trustee shall not accept any instrument as a Credit Facility unless it determines to its satisfaction that the foregoing conditions have been satisfied and unless the Trustee shall have been furnished with (i) an opinion of Independent Counsel to the effect that the Credit Facility has been duly authorized,

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executed and delivered and is a legally valid and binding obligation of the Credit Facility Provider enforceable in accordance with its terms (subject to customary exceptions as to enforceability), (ii) a Preference Opinion relating to the proceeds of the Credit Facility and (iii) in the case of a Substitute Credit Facility, an opinion of Bond Counsel to the effect that the Trustee’s acceptance of the Substitute Credit Facility will not result in an Event of Taxability.

The Trustee shall, from time to time, at the written direction of the Borrower received not less than 30 days prior to the Credit Facility Substitution Date (unless a shorter notice shall be acceptable to the Trustee), accept a renewal, substitute or replacement Credit Facility to replace the Credit Facility then in effect (the “Existing Credit Facility”) or an extension of the Credit Facility Expiration Date of the Existing Credit Facility (such renewal, substitute, replacement or extension being referred to herein as a (“Substitute Credit Facility”), provided that the Substitute Credit Facility meets the requirements of a Credit Facility as set forth above.  In the case of an extension of the Credit Facility Expiration Date of the Existing Credit Facility that does not otherwise modify the Credit Facility, the opinions referred to in the immediately preceding paragraph shall not be required.

The Trustee shall give notice of the proposed delivery of any Substitute Credit Facility by first class mail not less than 30 nor more than 60 days prior to the Credit Facility Substitution Date to the Owner of each Bond at the address shown on the Bond Register and to the Remarketing Agent at the Remarketing Agent’s Address.

On the effective date of a Substitute Credit Facility (a “Credit Facility Substitution Date”), the Existing Credit Facility may be terminated and thereupon all references in this Indenture to the Credit Facility, the Credit Facility Provider and the Credit Facility Expiration Date shall be construed by reference to the Substitute Credit Facility.

Section 1203

References to Credit Facility Provider After Expiration or Default of Credit Facility.  The particular provisions of this Indenture and the Loan Agreement which require the approval, consent or direction of, or notice to, the Credit Facility Provider apply only while a Credit Facility is outstanding and if the Credit Facility Provider is not in default in any payment required to be made on the Credit Facility.

Section 1204

References to Eligible Funds and Preference Opinion After Expiration of Credit Facility.  The provisions of this Indenture and the Loan Agreement which require that particular funds be Eligible Funds or that require a Preference Opinion with respect thereto shall not apply if no Credit Facility is outstanding.

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Section 1205

Option of Credit Facility Provider to Purchase Bonds in Lieu of Redemption or Upon Acceleration.  For so long as its Credit Facility is outstanding, the Credit Facility Provider shall have the right to purchase with its own funds including Credit Facility proceeds (but not with funds provided by the Borrower or any person who is an insider to the Borrower within the meaning of the United States Bankruptcy Code) any Bonds (i) which have been called for redemption pursuant to Sections 403 or 405 hereof or (ii) whose maturities have been accelerated pursuant to Section 1002.  The purchase price due the Owners of the Bonds so purchased shall be 100% of the principal, premium, if any, and interest otherwise due on such Bonds on the redemption date or accelerated maturity date, as the case may be.  The purchase price shall be payable in immediately available funds for the account of such Owners at the Principal Office of the Trustee prior to the time that payment would otherwise be due on the Credit Facility for the retirement of such Bonds in such event. In any such case, a payment from the Credit Facility Provider pursuant to the Credit Facility shall be deemed to be for the purchase of the Bonds otherwise to be redeemed, unless the Credit Facility Provider elects in a written notice accompanying such payment to have such payment applied to the redemption and retirement of such Bonds.

Section 1206

Credit Facility Provider Not Responsible for Construction Disbursements.  The Credit Facility Provider shall have no obligation to the Bondowners in connection with the authorization of disbursements from the Cost of Issuance Fund or the Construction Fund or for any other matters relating to the construction of the Project. To the extent the Credit Facility Provider takes actions or exercises discretion with respect to such matters, it may do so in its own interests and without regard to the interests of the Issuer, the Trustee or the Bondowners.

Section 1207

Disclaimer of FDIC Insurance.  The Trustee hereby disclaims and waives any and all right to assert a claim for Federal Deposit Insurance against the Federal Deposit Insurance Corporation in respect of the Bonds.

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ARTICLE XIII

SUPPLEMENTAL INDENTURES

Section 1301

Amendments and Supplements Without Bondowners’ Consent.  This Indenture may be amended or supplemented from time to time, without the consent of the Bondowners, by a Supplemental Indenture authorized by a resolution of the Issuer’s Governing Body filed with the Trustee, for one or more of the following purposes:

(a)

to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer; and

(b)

for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which, in the judgment of the Trustee, shall not adversely affect the interests of the Owners of the Bonds.

Section 1302

Amendments With Bondowners’ Consent.  This Indenture may be amended from time to time by a Supplemental Indenture consented to by the Borrower and approved by the Requisite Consent of Bondowners; provided that no amendment shall be made which affects the rights of some but less than all the Outstanding Bonds without the Requisite Consent of Bondowners so affected; and provided further that unanimous written consent of the Bondowners shall be required for any amendment with respect to (i) the amount or due date of any principal, premium or interest payment upon any Bonds, (ii) the mandatory redemption provisions of any Bonds, (iii) the provisions for optional or mandatory tender of the Bonds, and (iv) this Article XIII and Article XIV hereof.

If at any time the Issuer shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, mail a copy of the notice by first-class mail to each Owner of the Bonds.  Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Trustee’s Principal Office for inspection by all Bondowners.  If within six months following the giving of such notice, the execution of any such Supplemental Indenture shall have been consented to and approved as herein provided, no Owner of any Bond shall have any right to object to any of the terms and

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provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.  Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

Section 1303

Consent of Borrower and Credit Facility Provider.  No Supplemental Indenture under this Article XIII shall become effective unless the Credit Facility Provider shall have consented in writing thereto, and no Supplemental Indenture under this Article XIII which affects any rights of the Borrower shall become effective unless and until the Borrower shall have consented in writing to the execution and delivery of such Supplemental Indenture.

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ARTICLE XIV

AMENDMENT OF LOAN AGREEMENT, PROMISSORY NOTE

AND CREDIT FACILITY

Section 1401

Amendments Not Requiring Consent of Bondowners.  The Issuer and the Trustee may without the consent of or notice to the Bondowners agree to any amendment, change or modification of the Loan Agreement, the Promissory Note or the Credit Facility in connection with any change therein for any of the following purposes:

(a)

to add additional covenants of the Borrower or the Credit Facility Provider, as the case may be, or to surrender any right or power therein conferred upon the Borrower or the Credit Facility Provider, as the case may be, or to add additional security for the performance of their respective obligations; and

(b)

to make such other provisions in regard to matters or questions arising thereunder which shall not be inconsistent with the provisions of this Indenture and which, in the judgment of the Trustee, shall not adversely affect the interests of the Owners of the Bonds.

Section 1402

Amendments Requiring Consent of Bondowners.  Except for amendments, changes or modifications as provided in Section 1401 hereof, neither the Issuer nor the Trustee shall consent to any amendment of the Loan Agreement, the Promissory Note or the Credit Facility without the giving of notice and the Requisite Consent of Bondowners; provided, that no amendment shall be consented to which affects the rights of some but less than all the Outstanding Bonds without the Requisite Consent of Bondowners so affected; and provided further that the Trustee shall not without the unanimous written consent of the Bondowners consent to any amendment which would (i) decrease the amounts payable on the Credit Facility or Promissory Note, (ii) change the date of payment of principal of or premium or interest on the Promissory Note, or (iii) change Section 7.2 of the Loan Agreement.

If at any time the Trustee shall be requested to consent to any such proposed amendment, change or modification, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, notify the Issuer and the Borrower and cause notice of such proposed amendment, change or modification to be given in the same manner as provided in Section 1302 hereof with respect to Supplemental Indentures.  Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the Trustee’s Principal Office for inspection by all Bondowners.

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Section 1403

Consent of Borrower and Credit Facility Provider.  No amendment, change or modification under this Article XIV shall be effective unless the Credit Facility Provider shall have consented in writing thereto, and no amendment, change or modification under this Article XIV which affects any rights or obligations of the Borrower shall become effective unless and until the Borrower shall have consented in writing thereto.

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[The next page is Fifteen-1]

ARTICLE XV

FORM OF BONDS

Section 1501

General Matters.  The Bonds and the certificates of authentication thereon shall be in substantially the forms set forth in this Article XV, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Bonds as evidenced by their execution of the Bonds.

Section 1502

Form of Bond Prior to the Conversion Date.  Each particular Bond authenticated prior to the Conversion Date shall be substantially in the following form, with such insertions and alterations as shall be necessary to identify such Bond by number, date and CUSIP number (if any) and to indicate the principal amount, maturity, Owner, interest rate and redemption features of such Bond; and the Trustee’s Certificate of authentication to appear on all Bonds shall be substantially in the following form:

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REGISTERED

United States of America

REGISTERED

State of Wisconsin

NO. ______

County of Marathon

$_________

VILLAGE OF BROKAW, WISCONSIN

VARIABLE RATE DEMAND SEWAGE AND SOLID WASTE REVENUE BOND,

SERIES 1995 (WAUSAU PAPER MILLS COMPANY PROJECT)

Interest	Maturity	Original Issue	CUSIP
Rate:	Date	Date:	Number

Variable -		August ___, 1995	______
see below

Registered Owner:

______________________________

______________________________

Denomination:  _____________________________________ DOLLARS

KNOW ALL MEN BY THESE PRESENTS that the VILLAGE OF BROKAW, WISCONSIN, a municipal corporation and political subdivision of the State of Wisconsin (the “Issuer”), for value received, promises to pay, but solely from the source and as hereinafter provided and not otherwise, to the above named Registered Owner, or registered assigns, on the above specified Maturity Date (or on such earlier Maturity Date as may be assigned as hereinafter described), upon presentation and surrender of this Bond, the principal sum specified above and to pay interest thereon, but solely from said source and as so provided and not otherwise, at the Variable Rate (as defined in the Indenture defined below), payable quarterly on the first Business Day of each January, April, July and October, commencing October 2, 1995, on tender dates (as provided in the Indenture) and on the redemption date until payment of such principal sum, or, if this Bond shall be duly called for redemption, until the redemption date.  Interest on overdue principal, premium, if any, and interest (to the extent legally enforceable) is payable at the same rate per annum as was borne by this Bond on the due date.  The principal of, premium, if any, and interest on this Bond are payable in lawful money of the United States of America at the principal corporate trust office of M&I First National Bank, West Bend, Wisconsin, or its successor or successors, as trustee (the “Trustee”).  Interest hereon which is payable, and punctually paid or duly provided for, on any interest payment date shall be paid by check drawn by the Trustee payable to the order of the person in whose name this Bond is registered at the

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close of business on the record date for such interest, which shall be the day (whether or not a business day) immediately preceding such interest payment date.  Such interest shall be mailed to such person at the address shown on the Bond register kept by the Trustee.

The interest rate on this Bond may be converted to a fixed interest rate.  In such event, the owner of this Bond shall be required to tender this Bond for purchase as hereinafter described, and a new Bond will be authenticated and delivered in lieu hereof.

As used herein:

“Business Day” means a day (a) other than a Saturday, Sunday or legal holiday on which banks located in the city in which the Trustee’s principal office is located, the city in which the Credit Facility Provider’s principal office is located and the city in which the Remarketing Agent’s principal office is located, are not required or authorized to remain closed and (b) on which neither the New York Stock Exchange nor the Federal Reserve Bank is closed.

“Calculation Period” means, while the Bonds bear interest at the Variable Rate, the period from Thursday of each week (whether or not a Business Day) through and including the earlier of (i) the following Wednesday (whether or not a Business Day), or (ii) the day immediately preceding a proposed Conversion Date.

“Conversion Date” means the date on which the interest rate on the Bonds is converted from the variable rate described above to the fixed rate described above.

“Determination Date” means (i) with respect to each Calculation Period commencing on a Thursday, the Wednesday immediately preceding the commencement of such Calculation Period or, if such Wednesday is not a Business Day, the next preceding Business Day, and (ii) with respect to each Calculation Period commencing on a Conversion Date, no later than ten days prior to such Conversion Date.

“Remarketing Agent” means Thornton, Farish & Gauntt, Inc. and any successor institution serving as Remarketing Agent pursuant to the Indenture.

The Bonds have been issued pursuant to and in full compliance with the Constitution and laws of the State of Wisconsin, particularly Section 66.521 of the Wisconsin Statutes, as amended, and by authority of resolutions adopted by the Issuer’s governing body in connection with a project and activity undertaken pursuant to said Section of the Wisconsin Statutes.  THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER.  THE BONDS SHALL

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NOT CONSTITUTE A DEBT OR OBLIGATION OF THE ISSUER, THE COUNTY IN WHICH IT IS LOCATED, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION, STATUTORY LIMITATION OR CHARTER PROVISION OR LIMITATION AND SHALL NOT BE A CHARGE AGAINST THEIR GENERAL CREDIT OR TAXING POWERS. The principal of, premium, if any, and interest on the Bonds are payable by the Issuer solely from “Pledged Revenues” as defined in the Indenture hereinafter referred to, including all payments by the Borrower on the Promissory Note hereinafter referred to and all net proceeds derived by recourse to the Credit Facility hereinafter referred to.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part has been duly authorized by the Issuer and does not exceed or violate any constitutional or statutory limitation.  This Bond is issued with the intent that the laws of the State of Wisconsin will govern its construction.  This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signatures of its Village President and its Village Clerk and its corporate seal to be hereunto affixed, impressed, imprinted or otherwise reproduced.

VILLAGE OF BROKAW, WISCONSIN

By ________________________________

Village President

[SEAL]

________________________________

Village Clerk

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Registrar, Paying Agent and

Tender Agent:

FIRST NATIONAL BANK

West Bend, Wisconsin

Certificate of Authentication:

This Bond is one of the Bonds described in the within-mentioned Indenture of Trust.

Dated:  _______________

M&I FIRST NATIONAL BANK,

as Trustee

By  _______________________________

Authorized Signatory

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[Text of Reverse Side of Bond]

This Bond is one of a duly authorized issue of Bonds of the Issuer, limited in aggregate principal amount to $19,000,000 (hereinafter referred to as the “Bonds”), issued and authorized to be issued for the purpose of providing financing to Wausau Paper Mills Company, a Wisconsin corporation (the “Borrower”).  The financing is accomplished pursuant to the terms of a Loan Agreement made and entered into as of July 1, 1995, by and between the Issuer and the Borrower (hereinafter referred to as the “Loan Agreement”) with respect to a project (the “Project”) located in the jurisdiction of the Issuer and the Town of Texas and City of Rhinelander, Wisconsin.  Pursuant to the Loan Agreement, the Borrower has executed and delivered its promissory note, payable to the order of the Issuer in the principal amount of $19,000,000, maturing and bearing interest on the unpaid principal balance thereof at such rates as to provide the Issuer with sufficient revenues to pay when due the principal of and interest on the Bonds (the “Promissory Note”).

The Bonds are all issued under and are equally and ratably secured and entitled to the protection and benefits given by an Indenture of Trust, dated as of July 1, 1995, duly executed and delivered by the Issuer to the Trustee (the “Indenture”).  Reference is hereby made to the Indenture and to all indentures supplemental thereto for a description of rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds.  All of the Issuer’s right, title and interest in and to the Loan Agreement (except for its right to enforce certain limited provisions of the Loan Agreement) and the Promissory Note have been pledged and assigned to the Trustee under the Indenture as security for the payment of the Bonds.

The payment of the Bonds may be further secured by a letter of credit, standby purchase agreement, guaranty, bond insurance policy or similar credit enhancement instrument which meets the requirements set forth in the Indenture (a “Credit Facility”) issued by a bank, savings and loan association, insurance company or other regulated financial institution (a “Credit Facility Provider”).  The initial Credit Facility is an Irrevocable Letter of Credit issued by NBD Bank, Detroit, Michigan, expiring on July 15, 1997, or such other date as therein provided.  Subject to the conditions set forth in the Indenture, the Borrower may replace any Credit Facility with a new Credit Facility issued by the same or a different Credit Facility Provider.

The Owner of this Bond may require the Trustee to purchase this Bond (or any portion hereof that is a multiple of $5,000 in excess of $100,000) on any Business Day (an “Optional Tender Date”) but only from the sources set forth in the Indenture, upon delivery to the Trustee, no less than seven days prior to the Optional Tender Date, of a written demand for

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purchase (a “Purchase Demand”).  The purchase price shall be 100% of the principal amount of this Bond (or the portion hereof to be purchased), plus accrued interest to the Optional Tender Date.  The Purchase Demand shall be irrevocable, and must (i) state the name and taxpayer identification number of the Owner, (ii) identify this Bond or the portion hereof to be purchased by Bond number and principal amount, and (iii) state the Optional Tender Date on which the purchase of this Bond (or portion hereof) is being demanded, which must be a Business Day not less than seven days after receipt by the Trustee, at or before 10:00 a.m. on a Business Day, of such Purchase Demand.

This Bond shall be subject to mandatory tender for purchase by the Trustee, but only from the sources set forth in the Indenture, on any date established under the Indenture for the conversion of the interest rate on the Bonds to a fixed interest rate.  The purchase price shall be 100% of the principal amount hereof.  The Trustee shall give notice of such mandatory tender in the same manner described below for notice of redemption, not less than 15 nor more than 30 days prior to the date fixed for such mandatory tender (the “Mandatory Tender Date”).

BONDS WHICH ARE SUBJECT TO OPTIONAL OR MANDATORY TENDER FOR PURCHASE AS AFORESAID BUT WHICH ARE NOT IN FACT DELIVERED TO THE TRUSTEE ON OR BEFORE THE TENDER DATE SHALL CEASE TO BEAR INTEREST ON THE TENDER DATE.  IF ELIGIBLE FUNDS (AS DEFINED IN THE INDENTURE) SUFFICIENT TO PAY THE PURCHASE PRICE OF ANY SUCH UNTENDERED BOND SHALL BE HELD BY THE TRUSTEE, ALL LIABILITY OF THE ISSUER TO THE OWNER OF SUCH UNTENDERED BOND FOR THE PAYMENT OF SUCH BOND SHALL FORTHWITH CEASE, TERMINATE AND BE COMPLETELY DISCHARGED, AND THEREUPON IT SHALL BE THE DUTY OF THE TRUSTEE TO HOLD SUCH FUNDS IN A SEPARATE SEGREGATED TRUST ACCOUNT, WITHOUT LIABILITY FOR INTEREST THEREON, FOR THE BENEFIT OF THE OWNER OF SUCH UNTENDERED BOND WHO SHALL THEREAFTER BE RESTRICTED EXCLUSIVELY TO SUCH ACCOUNT FOR ANY CLAIM OF WHATEVER NATURE ON SUCH PERSON’S PART UNDER THE INDENTURE OR ON OR WITH RESPECT TO SUCH BOND. SUCH FUNDS IN SUCH SEGREGATED TRUST ACCOUNT SHALL NOT BE CONSIDERED PLEDGED REVENUES, AND SUCH UNTENDERED BONDS SHALL NOT BE DEEMED TO BE OUTSTANDING UNDER THE INDENTURE.

Upon prepayment of the Promissory Note in accordance with Section 5.3 of the Loan Agreement, the Bonds are subject to redemption, in whole or in part on any date.  The redemption price shall be 100% of the principal amount of the Bonds or portions thereof so redeemed, plus accrued interest to the redemption date, and without premium.

The Bonds shall be subject to redemption, in whole (or, if but only if any of the occurrences referred to in subsections (a) through and including (c) below affect the Project site or sites located in the City of Rhinelander or the Town of Texas, as the case may be, but not the Project site located in the Village

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of Brokaw, in part), at any time, if within ninety days after the occurrence of any of the following events, the Borrower shall elect to prepay the Promissory Note pursuant to Section 5.1 of the Loan Agreement:

(a)

The Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) shall have been damaged or destroyed to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee and the Credit Facility Provider following such damage or destruction (i) the completion of the Project will be delayed for at least six months, (ii) it is not practicable or desirable to rebuild, repair or restore the Project or such portion within a period of six consecutive months following such damage or destruction, or (iii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months;

(b)

Title to or the temporary use of all or substantially all of the Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) shall have been taken under the exercise of the power of eminent domain by any governmental authority to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee and the Credit Facility Provider (i) the completion of the Project or such portion will be delayed for at least six months, or (ii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months;

(c)

Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Borrower to cease all or any substantial part of its operations at the Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee and the Credit Facility Provider, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months; or

(d)

As a result of any changes in the Constitution of Wisconsin or the Constitution of the

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United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Borrower as a consequence of having the Bonds or the Promissory Note outstanding including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement.

The redemption price for any such redemption shall be 100% of the principal amount of Bonds so redeemed (which, in the case of redemption in part, shall be determined in accordance with the portion of the Project in the City of Rhinelander or the Town of Texas pursuant to Section 5.1 of the Loan Agreement), plus accrued interest to the redemption date, and without premium.

The Bonds shall be subject to mandatory redemption in whole on the earliest practicable date (selected by the Trustee) within 90 days following a Determination of Taxability (as defined in the Indenture).  The redemption price for any such redemption shall be 100% of the principal amount of Bonds so redeemed, plus accrued interest to the redemption date.  The Credit Facility is not available to pay any premium in connection with such a redemption.

Bonds which otherwise are to be redeemed in accordance with the redemption provisions summarized under the third preceding paragraph or the immediately preceding paragraph may, at the option of the Credit Facility Provider, be purchased in lieu of redemption on the redemption date.  Any Bonds so purchased may be remarketed.  The purchase price shall be the same as the otherwise applicable redemption price.

Notice of the call for any redemption of the Bonds prior to maturity shall be given by mailing a copy of the redemption notice by first-class mail not less than 30 nor more than 60 days prior to the redemption date to the registered owner of each Bond to be redeemed at the address shown on the Bond register maintained by the Trustee.  Neither the failure to mail any such notice, nor any defect in any notice so mailed, with respect to any particular Bondowner shall affect the validity of any proceedings for redemption of any other Bond.  All Bonds or portions thereof so called for redemption shall, unless they are purchased in lieu of redemption as provided in the Indenture, cease to bear interest on the specified redemption date and shall no longer be deemed to be outstanding under the provisions of the Indenture if Eligible Funds (as defined in the Indenture)

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available and sufficient for their redemption are on deposit at the place of payment at that time.

Except as provided in the Indenture, the owners of the Bonds shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto.  In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.  Amendments, modifications and alterations of the Loan Agreement, the Indenture and the Credit Facility, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

This Bond shall be fully negotiable, but may be transferred only by a written assignment duly executed by the registered owner hereof or by such owner’s duly authorized legal representative.  Upon presentation and surrender of this Bond together with said executed form of assignment at the principal corporate trust office of the Trustee, the Trustee shall register the transfer of this Bond in the Bond register maintained by the Trustee; provided, however, that the Trustee shall have no obligation to register the transfer unless the executed assignment shall be satisfactory to it in form and substance.  Upon registration of the transfer of this Bond, the Trustee shall cancel this Bond, and the Issuer shall issue, and the Trustee shall authenticate, one or more new Bonds of authorized denominations of the same maturity and interest rate and in the same aggregate outstanding principal amount as this Bond.  The Issuer and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest due hereon and for all other purposes, and neither the Issuer, nor the Trustee nor any alternate paying agent shall be affected by any notice to the contrary.

The Bonds are issuable in the form of fully registered bonds in the denominations of $100,000 or any multiple thereof or any multiple of $5,000 in excess of $100,000.  In the manner and subject to the conditions provided in the Indenture, Bonds, upon surrender thereof at the principal corporate trust office of the Trustee together with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or such owner’s duly authorized legal representative, may be exchanged for an equal outstanding aggregate principal amount of Bonds of the same maturities and interest rates of any authorized denomination.  Except in connection with a remarketing of the Bonds upon optional or mandatory tender, the Trustee shall not be required to register the transfer or to exchange any Bond

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(i) after the receipt by the Trustee of a Purchase Demand with respect thereto and through the corresponding Optional Tender Date, (ii) after the Trustee has given notice of a Mandatory Tender Date and through the Mandatory Tender Date, (iii) during the fifteen days prior to the mailing of notice of any redemption, or (iv) after such Bond has been called for redemption.  The Bondowner requesting any registration of transfer or exchange of Bonds shall pay with respect thereto any resulting tax or governmental charge. All such payments shall be conditions precedent to the exercise of the Bondowner’s rights of registration of transfer or exchange.

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ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _______________________________________________ ______________________________________________________________________   (Please Print or Typewrite Name and Address of Transferee) ______________________________________________________________________ the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________ Attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  __________________

Signature Guaranteed:

Signature of Bondowner:

______________________________

__________________________(L.S.)

_______________________________

_______________________________

NOTICE:

Signature(s) must be

NOTICE:

The signature to this

guaranteed.

assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Section 1503   Form of Bond On or After Conversion Date.

Each particular Bond authenticated on or after the Conversion Date shall be substantially in the following form, with such insertions and alterations as shall be necessary to identify such Bond by number, date and CUSIP number (if any) and to indicate the principal amount, maturity, Owner, interest rate and redemption features of such Bond; and the Trustee’s Certificate of authentication to appear on all Bonds shall be substantially in the following form:

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REGISTERED

United States of America

REGISTERED

State of Wisconsin

NO. ______

County of Marathon

$_________

VILLAGE OF BROKAW, WISCONSIN

SEWAGE AND SOLID WASTE REVENUE BOND,

SERIES 1995 (WAUSAU PAPER MILLS COMPANY PROJECT)

Interest	Maturity	Original Issue	CUSIP
Rate:	Date	Date:	Number

____%		August ___, 1995	______

Registered Owner:

______________________________

______________________________

Denomination:  _____________________________________ DOLLARS

KNOW ALL MEN BY THESE PRESENTS that the VILLAGE OF BROKAW, WISCONSIN, a body corporate and politic organized and existing under the laws of the State of Wisconsin (the “Issuer”), for value received, promises to pay, but solely from the source and as hereinafter provided and not otherwise, to the above named Registered Owner, or registered assigns, on the above specified Maturity Date, upon presentation and surrender of this Bond, the principal sum specified above and to pay interest thereon, but solely from said source and as so provided and not otherwise, at a rate per annum equal to the Interest Rate set forth above, payable semi-annually on each January 1 and July 1, commencing _________________ 1, ____ and on the redemption date until payment of such principal sum, or, if this Bond shall be duly called for redemption, until the redemption date.  Interest on overdue principal, premium, if any, and interest (to the extent legally enforceable) is payable at the same rate per annum as was borne by this Bond on the due date.  The principal of, premium, if any, and interest on this Bond are payable in lawful money of the United States of America at the principal corporate trust office of M&I First National Bank, West Bend, Wisconsin, or its successor or successors, as trustee (the “Trustee”).  Interest hereon which is payable, and punctually paid or duly provided for, on any interest payment date shall be paid by check drawn by the Trustee payable to the order of the person in whose name this Bond is registered at the close of business on the record date for such interest, which shall be the fifteenth day of the

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calendar month immediately preceding such interest payment date.  Such interest shall be mailed to such person at the address shown on the Bond register kept by the Trustee.

The Bonds have been issued pursuant to and in full compliance with the Constitution and laws of the State of Wisconsin, particularly Section 66.521 of the Wisconsin Statutes, as amended, and by authority of resolutions adopted by the Issuer’s governing body in connection with a project and activity undertaken pursuant to said Section of the Wisconsin Statutes.  THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER.  THE BONDS SHALL NOT CONSTITUTE A DEBT OR OBLIGATION OF THE ISSUER, THE COUNTY IN WHICH IT IS LOCATED, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION, STATUTORY LIMITATION OR CHARTER PROVISION OR LIMITATION AND SHALL NOT BE A CHARGE AGAINST THEIR GENERAL CREDIT OR TAXING POWERS. The principal of, premium, if any, and interest on the Bonds are payable by the Issuer solely from “Pledged Revenues” as defined in the Indenture hereinafter referred to, including all payments by the Borrower on the Promissory Note hereinafter referred to and all net proceeds derived by recourse to the Credit Facility hereinafter referred to.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part has been duly authorized by the Issuer and does not exceed or violate any constitutional or statutory limitation.  This Bond is issued with the intent that the laws of the State of Wisconsin will govern its construction.  This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signatures of its Village President and its Village Clerk and its corporate seal to be hereunto affixed, impressed, imprinted or otherwise reproduced.

VILLAGE OF BROKAW, WISCONSIN

By ________________________________

Village President

[SEAL]

________________________________

Village Clerk

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Registrar, Paying Agent and

Tender Agent:

FIRST NATIONAL BANK

West Bend, Wisconsin

Certificate of Authentication:

This Bond is one of the Bonds described in the within-mentioned Indenture of Trust.

Dated:  _______________

M&I FIRST NATIONAL BANK,

as Trustee

By  _______________________________

Authorized Signatory

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[Text of Reverse Side of Bond]

This Bond is one of a duly authorized issue of Bonds of the Issuer, limited in aggregate principal amount to $19,000,000 (hereinafter referred to as the “Bonds”), issued and authorized to be issued for the purpose of providing financing to Wausau Paper Mills Company, a Wisconsin corporation (the “Borrower”).  The financing is accomplished pursuant to the terms of a Loan Agreement made and entered into as of July 1, 1995, by and between the Issuer and the Borrower (hereinafter referred to as the “Loan Agreement”) with respect to a project (the “Project”) located in the jurisdiction of the Issuer and the Town of Texas and City of Rhinelander, Wisconsin.  Pursuant to the Loan Agreement, the Borrower has executed and delivered its promissory note, payable to the order of the Issuer in the principal amount of $19,000,000, maturing and bearing interest on the unpaid principal balance thereof at such rates as to provide the Issuer with sufficient revenues to pay when due the principal of and interest on the Bonds (the “Promissory Note”).

The Bonds are all issued under and are equally and ratably secured and entitled to the protection and benefits given by an Indenture of Trust, dated as of July 1, 1995, duly executed and delivered by the Issuer to the Trustee (the “Indenture”).  Reference is hereby made to the Indenture and to all indentures supplemental thereto for a description of rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds.  All of the Issuer’s right, title and interest in and to the Loan Agreement (except for its right to enforce certain limited provisions of the Loan Agreement) and the Promissory Note have been pledged and assigned to the Trustee under the Indenture as security for the payment of the Bonds.

[The payment of the Bonds may be further secured by a letter of credit, standby purchase agreement, guaranty, bond insurance policy or similar credit enhancement instrument which meets the requirements set forth in the Indenture (a “Credit Facility”) issued by a bank, savings and loan association, insurance company or other regulated financial institution (a “Credit Facility Provider”).  The current Credit Facility is an Irrevocable Letter of Credit issued by NBD Bank, Detroit, Michigan, expiring on July 15, 1997, or such earlier date as therein provided.  Subject to the conditions set forth in the Indenture, the Borrower may replace any Credit Facility with a new Credit Facility issued by the same or a different Credit Facility Provider.]

[Upon prepayment of the Promissory Note in accordance with Section 5.3 of the Loan Agreement, the Bonds are subject to redemption, in whole or in part on any date or in part on any

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regularly scheduled interest payment date.  The redemption price shall be the amount determined from the table below (expressed as a percentage of the principal amount of the Bonds or portions thereof so redeemed), plus accrued interest to the redemption date:

Redemption Period	Redemption Price

]

The Bonds shall be subject to redemption, in whole (or, if but only if any of the occurrences referred to in subsections (a) through and including (c) below affect the Project site or sites located in the City of Rhinelander or the Town of Texas, as the case may be, but not the Project site located in the Village of Brokaw in part), at any time, if within ninety days after the occurrence of any of the following events, the Borrower shall elect to prepay the Promissory Note pursuant to Section 5.1 of the Loan Agreement:

(a)

The Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) shall have been damaged or destroyed to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee [and the Credit Facility Provider] following such damage or destruction (i) the completion of the Project or such portion will be delayed for at least six months, (ii) it is not practicable or desirable to rebuild, repair or restore the Project or such portion within a period of six consecutive months following such damage or destruction, or (iii) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months;

(b)

Title to or the temporary use of all or substantially all of the Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) shall have been taken under the exercise of the power of eminent domain by any governmental authority to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee [and the Credit Facility Provider] (i) the completion of the Project or such portion will be delayed for at least six months, or (ii) the Borrower is or will be thereby prevented from carrying on its

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normal operations at the Project or such portion for a period of at least six consecutive months;

(c)

Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Borrower to cease all or any substantial part of its operations at the Project (or in occurrences allowing redemption in part, the Project sites in the City of Rhinelander or the Town of Texas) to such extent that, in the opinion of the Borrower expressed in a Borrower’s certificate filed with the Issuer, the Trustee [and the Credit Facility Provider], the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion for a period of at least six consecutive months; or

(d)

As a result of any changes in the Constitution of Wisconsin or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Borrower as a consequence of having the Bonds or the Promissory Note outstanding including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement.

The redemption price for any such redemption shall be 100% of the principal amount of Bonds so redeemed (which, in the case of redemption in part, shall be determined in accordance with the portion of the Project in the City of Rhinelander or the Town of Texas pursuant to Section 5.1 of the Loan Agreement), plus accrued interest to the redemption date, and without premium.

The Bonds shall be subject to mandatory redemption in whole on the earliest practicable date (selected by the Trustee) within 60 days following a Determination of Taxability (as defined in the Indenture).  The redemption price for any such redemption shall be 100% of the principal amount of Bonds so redeemed, plus accrued interest to the redemption date.

Notice of the call for any redemption of the Bonds prior to maturity shall be given by mailing a copy of the redemption notice by first-class mail not less than 15 nor more than 30 days prior to the redemption date to the registered owner

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of each Bond to be redeemed at the address shown on the Bond register maintained by the Trustee.  Neither the failure to mail any such notice, nor any defect in any notice so mailed, with respect to any particular Bondowner shall affect the validity of any proceedings for redemption of any other Bond.  All Bonds or portions thereof so called for redemption shall[, unless they are purchased in lieu of redemption as provided in the Indenture,] cease to bear interest on the specified redemption date and shall no longer be deemed to be outstanding under the provisions of the Indenture if Eligible Funds (as defined in the Indenture) available and sufficient for their redemption are on deposit at the place of payment at that time.

Except as provided in the Indenture, the owners of the Bonds shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto.  In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.  Amendments, modifications and alterations of the Loan Agreement, the Indenture [and the Credit Facility,] or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

This Bond shall be fully negotiable, but may be transferred only by a written assignment duly executed by the registered owner hereof or by such owner’s duly authorized legal representative.  Upon presentation and surrender of this Bond together with said executed form of assignment at the principal corporate trust office of the Trustee, the Trustee shall register the transfer of this Bond in the Bond register maintained by the Trustee; provided, however, that the Trustee shall have no obligation to register the transfer unless the executed assignment shall be satisfactory to it in form and substance.  Upon registration of the transfer of this Bond, the Trustee shall cancel this Bond, and the Issuer shall issue, and the Trustee shall authenticate, one or more new Bonds of authorized denominations of the same maturity and interest rate and in the same aggregate outstanding principal amount as this Bond.  The Issuer and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest due hereon and for all other purposes, and neither the Issuer, nor the Trustee nor any alternate paying agent shall be affected by any notice to the contrary.

The Bonds are issuable in the form of fully registered bonds in the denominations of $5,000 or any multiple thereof.  In

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the manner and subject to the conditions provided in the Indenture, Bonds, upon surrender thereof at the principal corporate trust office of the Trustee together with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or such owner’s duly authorized legal representative, may be exchanged for an equal outstanding aggregate principal amount of Bonds of the same maturities and interest rates of any authorized denomination.  The Trustee shall not be required to register the transfer or to exchange any Bond (i) during the fifteen days prior to the mailing of notice of any redemption, or (ii)  after such Bond has been called for redemption.  The Bondowner requesting any registration of transfer or exchange of Bonds shall pay with respect thereto any resulting tax or governmental charge. All such payments shall be conditions precedent to the exercise of the Bondowner’s rights of registration of transfer or exchange.

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ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _______________________________________________ ______________________________________________________________________   (Please Print or Typewrite Name and Address of Transferee) ______________________________________________________________________ the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________ Attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  __________________

Signature Guaranteed:

Signature of Bondowner:

______________________________

__________________________(L.S.)

_______________________________

_______________________________

NOTICE:

Signature(s) must be

NOTICE:

The signature to this

guaranteed.

assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Section 1504

Additional Matters Appearing on Bonds.  There may be printed or otherwise reproduced on any Bond form (i) the legal opinion of Bond Counsel, (ii) customary “back file panel” summary information, (iii) restrictions on transfer in form approved by the Trustee as required in particular instances, and (iv) any other information deemed necessary or appropriate by the Issuer or the Trustee with the approval of Bond Counsel to give notice of information to Bondowners.

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ARTICLE XVI

MISCELLANEOUS

Section 1601

Consent of Bondowners.  Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Bondowners may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondowners in person or by agent appointed in writing.  Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request for other instrument, namely:  The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law had power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him or her the execution thereof, or by an affidavit of any witness to such execution.

Section 1602

Limitation of Rights.  With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from the Indenture or the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Borrower, the Remarketing Agent, the Credit Facility Provider, and the Owners of the Bonds any legal or equitable right, remedy or claim under or in respect to this Indenture, or any covenants, conditions and provisions hereof, which are and are intended to be for the sole and exclusive benefit of the parties hereto, the Borrower, the Credit Facility Provider, and the Owners of the Bonds as herein provided.

Section 1603

Severability.  If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained shall not affect the remaining portions of the Indenture, or any part thereof.

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Section 1604

Notices.  Unless otherwise expressly provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or when mailed by certified or registered mail, postage prepaid, or by prepaid telex, telecopy or telegram addressed as follows:  (i) if to the Issuer, at the Issuer’s Address; (ii) if to the Trustee, at the Trustee’s Address; (iii) if to the Remarketing Agent, at the Remarketing Agent’s Address; and (iv) if to the Credit Facility Provider, at the Credit Facility Provider’s Address.

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Trustee shall also be concurrently given to the Borrower at the Borrower’s Address and to the Credit Facility Provider at the Credit Facility Provider’s Address.

Whenever the Trustee is required hereunder to give notice to Bondowners, it shall give such notice by first class mail to each person on the Bond Register whose Bond is affected thereby.

Section 1605

Payments Due on Saturdays, Sundays and Holidays.  In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for mandatory tender or redemption of any Bonds shall not be a Business Day, the payment of principal, premium, if any, and interest (or, in the case of mandatory tender for purchase, the purchase price) need not be made on such date in such city but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date and prior to the date of payment as aforesaid; provided that prior to the Conversion Date, interest shall continue to accrue to the date on which payment is actually made.

Section 1606

Captions.  The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Indenture.

Section 1607

Counterparts.  This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1608

Governing Law.  The laws of the State of Wisconsin shall govern this Indenture.

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IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its name and on its behalf by its Chief Municipal Officer and its Clerk thereunto duly authorized and its seal to be hereunto affixed, and the Trustee has caused this Indenture to be executed in its name and behalf by its duly authorized officers and its corporate seal to be hereunto affixed, all as of the first day of July, 1995.

VILLAGE OF BROKAW, WISCONSIN

By  JUDITH A. ROSE

Village President

Attest  WAYNE UTECHT

Village Clerk

[SEAL OF ISSUER]

M&I FIRST NATIONAL BANK

West Bend, Wisconsin, as Trustee

By  R. T. STEPHENSON

R. T. Stephenson

(name printed)

Its Executive Vice President

Attest  M. F. HRON

M. F. Hron

(name printed)

Its Vice President

[SEAL OF TRUSTEE]

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STATE OF WISCONSIN

)

) SS

COUNTY OF MARATHON

)

On the 27th day of July, 1995, before me a Notary Public in and for said County, personally appeared Judith A. Rose and Wayne H. Utecht, to me personally known and known to me to be the same persons who executed the within instrument, who, being by me duly sworn, did depose, acknowledge and say: that they are respectively the Village President and Village Clerk of the Village of Brokaw, Wisconsin, the municipal corporation described herein and which executed the foregoing instrument; that they know the seal of said municipal corporation; that the seal affixed to said instrument is the seal of said municipal corporation; that said instrument was signed and sealed on behalf of said municipal corporation by authority of its governing body pursuant to resolution passed and approved; and the said persons severally acknowledged the execution of said instrument to be the free and voluntary act and deed of said municipal corporation by it being freely and voluntarily executed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

CYNTHIA Z. JORGENSEN

Cynthia Z. Jorgensen

Notary Public

My commission expires 2/14/99

[NOTARIAL SEAL]

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STATE OF WISCONSIN

)

) SS

COUNTY OF WASHINGTON

)

On the 27th day of July, 1995, before me, a Notary Public in and for said County, personally appeared R.T. Stephenson and M. F. Hron, to me personally known and known to me to be the same persons who executed the within instrument, who, being by me duly sworn, did depose, acknowledge and say:  that they are respectively a Executive Vice President and a Vice President of M&I First National Bank, the national banking corporation described in and which executed the foregoing instrument; that they know the seal of said banking corporation; that said instrument was signed and sealed by them as such officers of and on behalf of said banking corporation by authority of its Board of Directors; and the said persons severally acknowledged the execution of said instrument to be the free and voluntary act and deed of said banking corporation by it being freely and voluntarily executed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

ROSEANN ZAUTCKE

Roseann Zautcke

(name printed)

Notary Public

My commission:  September 1, 1996

[NOTARIAL SEAL]

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